                                                                    EXHIBIT 10.1

                   Credit Agreement dated as of April 28, 1997 among Essef Corporation, as borrower, and National City Bank and ABN AMRO Bank N.V., as the lending institutions


================================================================================


                                CREDIT AGREEMENT

                                   DATED AS OF
                                 APRIL 28, 1997



                                      AMONG

                                ESSEF CORPORATION
                                   AS BORROWER



                     THE LENDING INSTITUTIONS NAMED THEREIN
                                   AS LENDERS



                               NATIONAL CITY BANK
                             AS ADMINISTRATIVE AGENT



                               ABN AMRO BANK N. V.
                              AS SYNDICATION AGENT







================================================================================

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                              TABLE OF CONTENTS

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SECTION 1.        DEFINITIONS AND TERMS.........................................................................  1
         1.1.     CERTAIN DEFINED TERMS.........................................................................  1
         1.2.     COMPUTATION OF TIME PERIODS................................................................... 17
         1.3.     ACCOUNTING TERMS.............................................................................. 18
         1.4.     CURRENCY EQUIVALENTS.......................................................................... 18

SECTION 2.        AMOUNT AND TERMS OF LOANS..................................................................... 18
         2.1.     COMMITMENTS FOR REVOLVING LOANS............................................................... 18
         2.2.     MINIMUM REVOLVING BORROWING AMOUNTS, ETC.; PRO RATA REVOLVING BORROWINGS...................... 19
         2.3.     NOTICE OF REVOLVING BORROWING................................................................. 19
         2.4.     DISBURSEMENT OF FUNDS FROM REVOLVING BORROWINGS; ASSIGNMENT OF SWING LINE
                  REVOLVING LOANS............................................................................... 21
         2.5.     THE COMPETITIVE BID LOANS..................................................................... 22
         2.6.     NOTES......................................................................................... 25
         2.7.     VOLUNTARY CONVERSION OF DOLLAR DENOMINATED REVOLVING LOANS.................................... 26
         2.8.     INTEREST ON REVOLVING LOANS................................................................... 26
         2.9.     INTEREST PERIODS.............................................................................. 28
         2.10.    INCREASED COSTS, ILLEGALITY, ETC.............................................................. 29
         2.11.    COMPENSATION.................................................................................. 30
         2.12.    CHANGE OF LENDING OFFICE; REPLACEMENT OF LENDERS.............................................. 30

SECTION 3.        LETTERS OF CREDIT............................................................................. 31
         3.1.     LETTERS OF CREDIT............................................................................. 31
         3.2.     LETTER OF CREDIT REQUESTS: NOTICES OF ISSUANCE................................................ 32
         3.3.     AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS.................................................. 32
         3.4.     LETTER OF CREDIT PARTICIPATIONS............................................................... 33
         3.5.     INCREASED COSTS............................................................................... 35
         3.6.     GUARANTY OF SUBSIDIARY LETTER OF CREDIT OBLIGATIONS........................................... 35

SECTION 4.        FEES; COMMITMENTS............................................................................. 37
         4.1.     FEES.......................................................................................... 37
         4.2.     VOLUNTARY REDUCTION OF COMMITMENTS............................................................ 38
         4.3.     MANDATORY ADJUSTMENTS OF COMMITMENTS, ETC..................................................... 38
         4.4.     EXTENSION OF MATURITY DATE.................................................................... 39

SECTION 5.        PAYMENTS...................................................................................... 39
         5.1.     VOLUNTARY PREPAYMENTS......................................................................... 39
         5.2.     MANDATORY PREPAYMENTS......................................................................... 39
         5.3.     METHOD AND PLACE OF PAYMENT................................................................... 41
         5.4.     NET PAYMENTS.................................................................................. 41

SECTION 6.        CONDITIONS PRECEDENT.......................................................................... 42
         6.1.     CONDITIONS PRECEDENT AT INITIAL BORROWING DATE................................................ 42
         6.2.     CONDITIONS PRECEDENT TO ALL CREDIT EVENTS (OTHER THAN COMPETITIVE BID
                  BORROWINGS)................................................................................... 44
         6.3.     CONDITIONS PRECEDENT TO EACH COMPETITIVE BID BORROWING........................................ 44




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
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SECTION 7.        REPRESENTATIONS AND WARRANTIES................................................................ 45
         7.1.     CORPORATE STATUS, ETC......................................................................... 45
         7.2.     SUBSIDIARIES.................................................................................. 45
         7.3.     CORPORATE POWER AND AUTHORITY, ETC............................................................ 45
         7.4.     NO VIOLATION.................................................................................. 45
         7.5.     GOVERNMENTAL APPROVALS........................................................................ 45
         7.6.     LITIGATION.................................................................................... 45
         7.7.     USE OF PROCEEDS; MARGIN REGULATIONS........................................................... 45
         7.8.     FINANCIAL STATEMENTS, ETC..................................................................... 46
         7.9.     NO MATERIAL ADVERSE CHANGE.................................................................... 47
         7.10.    TAX RETURNS AND PAYMENTS...................................................................... 47
         7.11.    TITLE TO PROPERTIES, ETC...................................................................... 47
         7.12.    LAWFUL OPERATIONS, ETC........................................................................ 47
         7.13.    ENVIRONMENTAL MATTERS......................................................................... 47
         7.14.    COMPLIANCE WITH ERISA......................................................................... 48
         7.15.    INTELLECTUAL PROPERTY, ETC.................................................................... 48
         7.16.    INVESTMENT COMPANY............................................................................ 48
         7.17.    BURDENSOME CONTRACTS; LABOR RELATIONS......................................................... 48
         7.18.    EXISTING INDEBTEDNESS......................................................................... 49
         7.19.    ACQUISITION DOCUMENTS, ETC.................................................................... 49
         7.20.    TRUE AND COMPLETE DISCLOSURE.................................................................. 49

SECTION 8.        AFFIRMATIVE COVENANTS......................................................................... 50
         8.1.     REPORTING REQUIREMENTS........................................................................ 50
         8.2.     BOOKS, RECORDS AND INSPECTIONS................................................................ 52
         8.3.     INSURANCE..................................................................................... 52
         8.4.     PAYMENT OF TAXES.............................................................................. 52
         8.5.     CORPORATE FRANCHISES.......................................................................... 52
         8.6.     ADEQUATE REPAIR............................................................................... 53
         8.7.     COMPLIANCE WITH STATUTES, ETC................................................................. 53
         8.8.     COMPLIANCE WITH ENVIRONMENTAL LAWS............................................................ 53
         8.9.     FISCAL YEARS, FISCAL QUARTERS................................................................. 53
         8.10.    MOST FAVORED COVENANT STATUS.................................................................. 53
         8.11.    CERTAIN SUBSIDIARIES TO JOIN IN SUBSIDIARY GUARANTY........................................... 54
         8.12.    HEDGE AGREEMENTS, ETC......................................................................... 54
         8.13.    SENIOR DEBT................................................................................... 54

SECTION 9.        NEGATIVE COVENANTS............................................................................ 55
         9.1.     CHANGES IN BUSINESS........................................................................... 55
         9.2.     CONSOLIDATION, MERGER OR SALE OF ASSETS, ETC.................................................. 55
         9.3.     LIENS......................................................................................... 56
         9.4.     INDEBTEDNESS.................................................................................. 58
         9.5.     ADVANCES, INVESTMENTS, LOANS AND GUARANTY OBLIGATIONS......................................... 59
         9.6.     DIVIDENDS, ETC................................................................................ 60
         9.7.     TOTAL INDEBTEDNESS/EBITDA RATIO............................................................... 60
         9.8.     FIXED CHARGE COVERAGE RATIO................................................................... 61
         9.9.     PREPAYMENTS AND REFINANCINGS OF SUBORDINATED DEBT, ETC........................................ 61
         9.10.    TRANSACTIONS WITH AFFILIATES.................................................................. 61
         9.11.    LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES............................................ 61
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
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SECTION 10.       EVENTS OF DEFAULT............................................................................. 62
         10.1.    EVENTS OF DEFAULT............................................................................. 62
         10.2.    ACCELERATION, ETC............................................................................. 63
         10.3.    APPLICATION OF LIQUIDATION PROCEEDS........................................................... 63

SECTION 11.       THE ADMINISTRATIVE AGENT...................................................................... 64
         11.1.    APPOINTMENT................................................................................... 64
         11.2.    DELEGATION OF DUTIES.......................................................................... 64
         11.3.    EXCULPATORY PROVISIONS........................................................................ 65
         11.4.    RELIANCE BY ADMINISTRATIVE AGENT.............................................................. 65
         11.5.    NOTICE OF DEFAULT............................................................................. 65
         11.6.    NON-RELIANCE.................................................................................. 65
         11.7.    INDEMNIFICATION............................................................................... 66
         11.8.    THE ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY............................................... 66
         11.9.    SUCCESSOR ADMINISTRATIVE AGENT................................................................ 66
         11.10.   SYNDICATION AGENT............................................................................. 66
         11.11.   OTHER AGENTS.................................................................................. 66

SECTION 12.       GUARANTY BY THE BORROWER...................................................................... 67
         12.1.    GUARANTY OF CERTAIN SUBSIDIARY BORROWINGS..................................................... 67
         12.2.    ADDITIONAL UNDERTAKING........................................................................ 67
         12.3.    GUARANTY UNCONDITIONAL, ETC................................................................... 67
         12.4.    BORROWER OBLIGATIONS TO REMAIN IN EFFECT; RESTORATION......................................... 68
         12.5.    WAIVER OF ACCEPTANCE, ETC..................................................................... 68
         12.6.    SUBROGATION................................................................................... 68
         12.7.    EFFECT OF STAY................................................................................ 68

SECTION 13.       MISCELLANEOUS................................................................................. 68
         13.1.    PAYMENT OF EXPENSES ETC....................................................................... 68
         13.2.    RIGHT OF SETOFF............................................................................... 69
         13.3.    NOTICES....................................................................................... 69
         13.4.    BENEFIT OF AGREEMENT.......................................................................... 69
         13.5.    NO WAIVER: REMEDIES CUMULATIVE................................................................ 72
         13.6.    PAYMENTS PRO RATA............................................................................. 72
         13.7.    CALCULATIONS: COMPUTATIONS.................................................................... 72
         13.8.    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL........................ 72
         13.9.    COUNTERPARTS.................................................................................. 73
         13.10.   EFFECTIVENESS................................................................................. 73
         13.11.   HEADINGS DESCRIPTIVE.......................................................................... 73
         13.12.   AMENDMENT OR WAIVER........................................................................... 73
         13.13.   SURVIVAL...................................................................................... 74
         13.14.   DOMICILE OF LOANS............................................................................. 74
         13.15.   CONFIDENTIALITY............................................................................... 74
         13.16.   LENDER REGISTER............................................................................... 74
         13.17.   LIMITATIONS ON LIABILITY OF THE LETTER OF CREDIT ISSUERS...................................... 75
         13.18.   GENERAL LIMITATION OF LIABILITY............................................................... 75
         13.19.   NO DUTY....................................................................................... 75
         13.20.   LENDERS AND AGENT NOT FIDUCIARY TO BORROWER, ETC.............................................. 75
         13.21.   JUDGMENT CURRENCY............................................................................. 75
         13.22.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.................................................... 77

----------


ANNEX I           -        INFORMATION AS TO LENDERS
ANNEX II          -        INFORMATION AS TO SUBSIDIARIES
ANNEX III         -        DESCRIPTION OF EXISTING INDEBTEDNESS
ANNEX IV          -        DESCRIPTION OF EXISTING LIENS
ANNEX V           -        DESCRIPTION OF EXISTING ADVANCES, LOANS,
                           INVESTMENTS AND GUARANTEES
ANNEX VI          -        DESCRIPTION OF LETTERS OF CREDIT DEEMED ISSUED
                           UNDER THE CREDIT AGREEMENT

EXHIBIT A-1       -        FORM OF GENERAL REVOLVING NOTE
EXHIBIT A-2       -        FORM OF SWING LINE REVOLVING NOTE
EXHIBIT A-3       -        FORM OF COMPETITIVE BID NOTE
EXHIBIT B-1       -        FORM OF NOTICE OF REVOLVING BORROWING
EXHIBIT B-2       -        FORM OF NOTICE OF COMPETITIVE BID BORROWING
EXHIBIT B-3       -        FORM OF NOTICE OF CONVERSION
EXHIBIT B-4       -        FORM OF LETTER OF CREDIT REQUEST
EXHIBIT C         -        FORM OF SUBSIDIARY GUARANTEE
EXHIBIT D         -        FORM OF OPINION OF COUNSEL TO THE BORROWER
EXHIBIT E         -        FORM OF ASSIGNMENT AGREEMENT
EXHIBIT F         -        FORM OF DESIGNATION AGREEMENT
EXHIBIT G         -        FORM OF SECTION 5.4(b)(ii) CERTIFICATE


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


                               CREDIT AGREEMENT

          THIS CREDIT AGREEMENT, dated as of April 28, 1997, among the following:

               (i) ESSEF CORPORATION, an Ohio corporation (herein, together with its successors and assigns, the "BORROWER");

               (ii) the lending institutions listed in Annex I hereto (each a "LENDER" and collectively, the "LENDERS");

               (iii) NATIONAL CITY BANK, a national banking association, as administrative agent (the "ADMINISTRATIVE AGENT"); and

               (iv) ABN AMRO BANK N. V., as syndication agent (the "SYNDICATION AGENT"):

         PRELIMINARY STATEMENTS:

         (1) Unless otherwise defined herein, all capitalized terms used herein and defined in section 1 are used herein as so defined.

         (2) The Borrower has applied to the Lenders for credit facilities in order to refinance certain indebtedness of the Borrower and in order to provide working capital and funds for other lawful purposes.

         (3) Subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the credit facilities provided for herein.

         NOW, THEREFORE, it is agreed:

         SECTION 1.        DEFINITIONS AND TERMS.

         1.1. CERTAIN DEFINED TERMS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

                  "ACQUISITION AGREEMENT" shall mean the Asset Purchase Agreement, dated as of March 24, 1997, among GAI Acquisition Corp., General Aquatics Corporation, General Aquatics, Inc., Anthony and Sylvan Pools, Inc. and KDI Paragon, Inc., as the same may be from time to time modified, amended and/or supplemented.

                  "ACQUISITION DOCUMENT" shall mean (i) the Acquisition Agreement; (ii) the General Conveyance, Assignment and Bill of Sale delivered pursuant thereto; and (iii) the Assumption of Liabilities delivered pursuant thereto.

                  "ADMINISTRATIVE AGENT" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to section 11.9.

                  "AFFILIATE" shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with such person. A person shall be deemed to control a second person if such first person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second person or (ii) to direct or cause the direction of the management and policies of such second person, whether through the ownership of voting securities, by contract or otherwise.

         Notwithstanding the foregoing, a director, officer or employee of a person shall not, solely by reason of such status, be considered an Affiliate of such person.

                  "AGREEMENT" shall mean this Credit Agreement, as the same may be from time to time further modified, amended and/or supplemented.

                  "ALTERNATIVE CURRENCY" shall mean and include (i) Canadian Dollars, Pounds Sterling, Belgian Francs, French Francs, Spanish Pesetas, Italian Lira and Deutsche Marks, if at the time any such currency is readily and freely transferable and convertible into Dollars; and (ii) any other lawful currency other than Dollars which is readily and freely transferable and convertible into Dollars and is acceptable to the Required Lenders and any applicable Letter of Credit Issuer.

                  "APPLICABLE EUROCURRENCY MARGIN" shall have the meaning provided in section 2.8(g).

                  "APPLICABLE FACILITY FEE RATE" shall have the meaning provided in section 4.1(a).

                  "APPLICABLE LENDING OFFICE" shall mean, with respect to each Lender, (i) such Lender's Domestic Lending Office in the case of Revolving Borrowings consisting of Prime Rate Loans, (ii) such Lender's Eurocurrency Lending Office in the case of Revolving Borrowings consisting of Eurocurrency Loans, and (iii) the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to any particular Competitive Bid Loan made by it.

                  "APPROVED EXECUTIVE OFFICER" shall mean Thomas B. Waldin, Elliot B. Ross, Stuart D. Neidus, and any other person or persons approved in writing by the Required Lenders as an Approved Executive Officer.

                  "ASSET SALE" shall mean the sale, transfer or other disposition (including by means of mergers, consolidations, and liquidations of a corporation, partnership or limited liability company of the interests therein of the Borrower or any Subsidiary) by the Borrower or any Subsidiary to any person other than the Borrower or any Subsidiary of any of their respective assets (other than sales, transfers or other dispositions of obsolete or excess furniture, fixtures, equipment or other property, tangible or intangible, in the ordinary course of business). A sale of receivables in a transaction permitted under section 9.4(d) shall not constitute an Asset Sale.

                  "ASSIGNMENT AGREEMENT" shall mean an Assignment Agreement substantially in the form of Exhibit E hereto.

                  "AUTHORIZED OFFICER" shall mean any officer or employee of the Borrower designated as such in writing to the Administrative Agent by the Borrower.

                  "BANKRUPTCY CODE" shall have the meaning provided in section 10.1(g).

                  "BORROWER" shall have the meaning provided in the first paragraph of this Agreement.

                  "BORROWING" shall mean a Revolving Borrowing or a Competitive Bid Borrowing, as the case may be.

                  "BUSINESS DAY" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the city in which the applicable Payment Office is located a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurocurrency Loans, any day which is a Business Day described in clause
         (i) and which is also a day on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of any Alternative Currency in which any applicable Eurocurrency Loans are denominated.

                  "CAPITAL LEASE" as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that person.

                  "CAPITALIZED LEASE OBLIGATIONS" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

                  "CASH EQUIVALENTS" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender or
         (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "APPROVED LENDER"), in each case with maturities of not more than 90 days from the date of acquisition, (iii) commercial paper issued by any Lender or Approved Lender or by the parent company of any Lender or Approved Lender and commercial paper issued by, or guaranteed by, any industrial or financial company with a short- term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within 90 days after the date of acquisition and (iv) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses
         (i) through (iii) above.

                  "CASH PROCEEDS" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower and/or any Subsidiary from such Asset Sale.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 ET SEQ.

                  "CHANGE OF CONTROL" shall mean and include (i) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Borrower's Board of Directors (together with any new directors whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office, (ii) any person or group (as such term is defined in section 13(d)(3) of the 1934 Act), other than the Borrower, any trustee or other fiduciary holding securities under an employee benefit plan of the Borrower, descendants of Jane B. King or James A. Horner (and their family members) and trusts for the benefit of any of the foregoing, or Thomas B. Waldin (or trusts for his benefit or for the benefit of his descendants and their families and relatives), shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the 1934 Act) of more than 25%, on a fully diluted basis, of the economic or voting interest in the Borrower's capital stock, (iii) during any period of 60 consecutive days ending on or prior to the date the Borrower's financial statements for its fiscal year ended September 30, 1997 are delivered to the Lenders pursuant to section 8.1(a), no Approved Executive Officer shall be employed on a full time basis as an executive officer of the Borrower, (iv) the shareholders of the Borrower approve (A) a merger or consolidation of the Borrower with any other person, other than a merger or consolidation which would result in the voting securities of the Borrower outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or exchanged for voting securities of the surviving or resulting entity) more than 75% of the combined voting power of the voting securities of the Borrower or such surviving or resulting entity outstanding after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Borrower (or similar transaction) in which no person or group (as hereinabove defined) acquires more than 25% of the combined voting power, on a fully diluted basis, of the Borrower's then outstanding voting securities, (v) the shareholders of the Borrower approve a plan of complete liquidation of the Borrower or an agreement or agreements for the sale or disposition by the Borrower of all or substantially all of the Borrower's assets, and/or (vi) any "change in control" or any similar term as defined in any of the indentures, credit agreements or other instruments governing any Indebtedness of the Borrower or any of its Subsidiaries with an outstanding principal amount, or providing for commitments to lend in an outstanding principal amount, of at least $10,000,000 (or the equivalent amount in any other currency).

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "COMMITMENT" shall mean, with respect to each Lender, its General Revolving Loan Commitment or its Swing Line Loan Commitment, or both if such Lender shall have both a General Revolving Loan Commitment or its Swing Line Loan Commitment.

                  "COMPETITIVE BID BORROWING" shall mean a borrowing consisting of one or more Competitive Bid Loans made pursuant to section 2.5.

                  "COMPETITIVE BID LOAN" shall mean a loan denominated in U.S. Dollars made pursuant to section 2.5.

                  "COMPETITIVE BID NOTE" shall have the meaning provided in
         section 2.6(a).

                  "COMPETITIVE BID REDUCTION" shall have the meaning provided in section 2.1.

                  "CONSOLIDATED NET INCOME" shall mean for any period, the net income (or loss), without deduction for minority interests, of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

                  "CONSOLIDATED NET WORTH" shall mean at any time for the determination thereof all amounts which, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of the Borrower as at such date.

                  "CREDIT DOCUMENTS" shall mean this Agreement, the Notes, the Subsidiary Guaranty and any Letter of Credit Document.

                  "CREDIT EVENT" shall mean the making of any Loans and/or the issuance of any Letter of Credit.

                  "CREDIT PARTY" shall mean the Borrower and each Subsidiary which is a party to any Credit Document.

                  "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "DEFAULTING LENDER" shall mean any Lender with, respect to which a Lender Default is in effect.


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




                  "DESIGNATED BIDDER" shall mean (i) an Eligible Transferee or
         (ii) a special purpose corporation which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least Prime-1 (or the then equivalent grade) by Moody's or A-1 (or the then equivalent grade) by S&P, that, in either case, (A) is organized under the laws of the United States or any State thereof, (B) shall have become a party hereto pursuant to section 13.4(c) through (e), and (C) is not otherwise a Lender.

                  "DESIGNATION AGREEMENT" shall mean a designation agreement entered into by a Lender (other than a Designated Bidder) and a Designated Bidder, and accepted by the Administrative Agent, in substantially the form of Exhibit F hereto.

                  "DOLLARS", "U.S. DOLLARS" and the sign "$" each means lawful money of the United States.

                  "DOMESTIC LENDING OFFICE" shall mean, with respect to any Lender, the office of such Lender specified as its Domestic Lending Office in Annex I or in the Assignment Agreement pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "EBIT" shall mean, for any period, (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Total Interest Expense, and (iv) amortization or write-off of deferred financing costs to the extent deducted in determining Consolidated Net Income, LESS (B) gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains and other one-time non-cash gains, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

                  "EBITDA" shall mean, for any period, the sum of the amounts for such period of (i) EBIT, (ii) depreciation and amortization, and
         (iii) non-cash charges to the extent deducted in determining Consolidated Net Income, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; PROVIDED that (A) if during any such period the Borrower or any Subsidiary shall have completed the General Aquatics Acquisition, the foregoing amounts shall be computed on a PRO FORMA basis as if the transaction had been completed at the beginning of such period, and any Indebtedness assumed or incurred to finance such transaction had been outstanding for such entire period (without giving effect to any credit for unobtained or unrealized gains in connection with the General Aquatics Acquisition, but taking into account (i) such adjustments to the overhead of the properties and assets acquired in the amount of approximately $1,300,000 on an annual basis, for elimination of certain director and officer insurance coverage and the termination of two executive officers who were employed with respect to such properties and assets; and (ii) such other adjustments as may reasonably be determined and specified by the Borrower to reflect the overhead generally applicable to similar properties and assets owned by the Borrower and its Subsidiaries, as and to the extent all of the Lenders determine such adjustments to be reasonable and appropriate under the particular circumstances); (B) if during any such period the Borrower or any Subsidiary shall have completed a Permitted Acquisition (other than the General Aquatics Acquisition), the foregoing amounts shall be computed on a PRO FORMA basis as if the transaction had been completed at the beginning of such period, and any Indebtedness assumed or incurred to finance such transaction had been outstanding for such entire period (without giving effect to any credit for unobtained or unrealized gains in connection with such Permitted Acquisition, but taking into account such adjustments as may reasonably be determined and specified by the Borrower to reflect the overhead generally applicable to similar properties and assets owned by the Borrower and its Subsidiaries, as and to the extent all of the Lenders determine (acting reasonably) that such adjustments are reasonable and appropriate under the particular circumstances); and (C) if during any such period the Borrower or any Subsidiary shall have completed a transaction referred to in section 9.2(g) involving consideration in excess of $1,000,000, the foregoing amounts shall be computed on a PRO FORMA basis to eliminate the effect of such transaction after the date it was consummated and assuming that the consideration received had been applied to reduce the Indebtedness outstanding hereunder on the date such transaction was completed.

                  "EFFECTIVE DATE" shall have the meaning provided in
         section 13.10.

                  "ELIGIBLE TRANSFEREE" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), in each case which (i) so long as no Event of Default shall have occurred and be continuing, and so long as the financial covenants contained in section 9.7 or 9.8 of this Agreement have not been modified (or compliance therewith waived for a period exceeding 90 days) following a deterioration in the financial condition or results of operations of the Borrower and its Subsidiaries, is not disapproved in writing by the Borrower in a notice given to a requesting Lender and the Administrative Agent, specifying the reasons for such disapproval, within five Business Days following the giving of notice to the Borrower of the identity of any proposed transferee (any such disapproval by the Borrower must be reasonable), and (ii) is not a direct competitor of the Borrower or engaged in the same or similar business as the Borrower, or any of its respective Subsidiaries or is not an Affiliate of any such competitors of the Borrower or any of its respective Subsidiaries.

                  "ENVIRONMENTAL CLAIMS" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings arising under any Environmental Law or any permit issued under any such law (hereafter "CLAIMS"), including, without limitation,
         (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment or Release (as defined in CERCLA) of any Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                  "ENVIRONMENTAL LAW" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding and enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment issued to or rendered against the Borrower or any of its Subsidiaries relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. ss. 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. ss. 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. ss. 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 ET SEQ.; the Emergency Planning and the Community Right-to- Know Act of 1986, 42 U.S.C. ss. 11001 ET SEQ., the Hazardous Material Transportation Act, 49 U.S.C. ss. 1801 ET SEQ. and the Occupational Safety and Health Act, 29 U.S.C. ss. 651 ET SEQ. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA AFFILIATE" shall mean each person (as defined in section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

                  "EUROCURRENCY LENDING OFFICE" shall mean, with respect to any Lender, the office of such Lender specified as its Eurocurrency Lending Office in Annex I or in the Assignment Agreement pursuant to which it became a Lender, or such other office or offices (for Eurocurrency Loans denominated in Dollars or particular Alternative Currencies) of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "EUROCURRENCY LOANS" shall mean each Loan, denominated in U.S. Dollars or in an Alternative Currency, bearing interest at the rates provided in section 2.8(a)(ii) or (b)(ii).

                  "EUROCURRENCY RATE" shall mean with respect to each Interest Period for a Eurocurrency Loan, (A) either (i) the rate per annum for deposits in Dollars or in the relevant Alternative Currency for a maturity most nearly comparable to such Interest Period which appears on page 3740 or 3750, as applicable, of the Dow Jones Telerate Screen as of 11:00 A.M. (local time at the Notice Office) on the date which is two Business Days prior to the commencement of such Interest Period, or
         (ii) if such a rate does not appear on such a page, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or in the relevant Alternative Currency are offered by each of the Reference Banks to prime banks in the London interbank Eurocurrency market for deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurocurrency Loan for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurocurrency Loan, determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, in each case divided (and rounded upward to the nearest whole multiple of 1/16th of 1%) by (B) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "EVENT OF DEFAULT" shall have the meaning provided in
         section 10.1.

                  "EXISTING INDEBTEDNESS" shall have the meaning provided in section 7.18.

                  "EXISTING INDEBTEDNESS AGREEMENTS" shall have the meaning provided in section 7.18.

                  "EXISTING LETTER OF CREDIT" shall have the meaning provided in section 3.1(d).

                  "FACILITY" shall mean either the General Revolving Facility or the Swing Line Revolving Facility, or both if the context so requires.

                  "FACILITY FEE" shall have the meaning provided in
         section 4.1(a).

                  "FACING FEE" shall have the meaning provided in section
         4.1(c).

                  "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                  "FEES" shall mean all amounts payable pursuant to, or referred to in, section 4.1.

                  "FINANCIAL PROJECTIONS" shall have the meaning provided in section 7.8(c).

                  "FIXED CHARGE COVERAGE RATIO" shall mean, for any Testing Period, the ratio of (i) EBITDA, plus Total Rental Expense, less capital expenditures of the Borrower and its Subsidiaries on a consolidated basis, to (ii) the sum of (A) Total Interest Expense, (B) scheduled or mandatory repayments, prepayments or redemptions of the principal of Indebtedness (including required reductions in committed credit facilities, if the amount of such required reduction would have required a prepayment of the outstanding Indebtedness thereunder if such Indebtedness had been outstanding at the time of such scheduled reduction in an aggregate amount equal to the weighted average amount of such Indebtedness during the preceding 12-month period, but only to the extent that a prepayment would have been required in such circumstances), (C) Total Rental Expense, and (D) the amount of dividends or other distributions paid or declared in respect of, and the amount expended for any purchase or other acquisition of, the Borrower's capital stock, in each case for such Testing Period; PROVIDED, that (A) if any such period includes any fiscal quarter ending on or prior to September 30, 1996, no amount shall be included for purposes of the preceding clause (D) for any acquisitions of the Borrower's capital stock; and (B) without duplication of any PRO FORMA adjustments made to EBITDA pursuant to the PROVISO to the definition of EBITDA, if any transaction of the nature referred to in the PROVISO to the definition of EBITDA shall have occurred during such period, the foregoing amounts shall be adjusted on a PRO FORMA basis consistent with the provisions of such PROVISO.

                  "FOREIGN SUBSIDIARY" shall mean any Subsidiary (i) which is not incorporated in the United States and substantially all of whose assets and properties are located, or substantially all of whose business is carried on, outside the United States, or (ii) substantially all of whose assets consist of Subsidiaries that are Foreign Subsidiaries as defined in clause (i) of this definition.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of section 9, including defined terms as used therein, are subject (to the extent provided therein) to section 13.7(a).

                  "GENERAL AQUATICS ACQUISITION" shall mean the acquisition contemplated by the Acquisition Agreement.

                  "GENERAL REVOLVING FACILITY" shall mean the Facility evidenced by the Total General Revolving Commitment.

                  "GENERAL REVOLVING FACILITY PERCENTAGE" shall mean at any time for any Lender with a General Revolving Loan Commitment, the percentage obtained by dividing such Lender's General Revolving Loan Commitment by the Total General Revolving Commitment, PROVIDED, that if the Total General Revolving Commitment has been terminated, the General Revolving Facility Percentage for each Lender shall be determined by dividing such Lender's General Revolving Loan Commitment immediately prior to such termination by the Total General Revolving Commitment immediately prior to such termination.

                  "GENERAL REVOLVING LOAN" shall have the meaning provided in section 2.1.

                  "GENERAL REVOLVING LOAN COMMITMENT" shall mean, with respect to each Lender, the amount, if any, set forth opposite such Lender's name in Annex I as its "General Revolving Loan Commitment" as the same may be reduced from time to time pursuant to section 4.2, 4.3 and/or 10 or adjusted from time to time as a result of assignments to or from such Lender pursuant to section 13.4.

                  "GENERAL REVOLVING NOTE" shall have the meaning provided in section 2.6(a).

                  "GUARANTEED OBLIGATIONS" shall have the meaning provided in section 12.1.

                  "GUARANTY OBLIGATIONS" shall mean as to any person (without duplication) any obligation of such person guaranteeing any Indebtedness ("PRIMARY INDEBTEDNESS") of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such person, whether or not contingent, (a) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or (d) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, PROVIDED, HOWEVER, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

                  "HEDGE AGREEMENT" shall mean (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates, and (ii) any currency swap agreement, forward currency purchase agreement or similar agreement or arrangement designed to protect against fluctuations in currency exchange rates.

                  "HAZARDOUS MATERIALS" shall mean (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "restricted hazardous materials", "extremely hazardous wastes", "restrictive hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar meaning and regulatory effect under any applicable Environmental Law.

                  "INDEBTEDNESS" of any person shall mean without duplication:

                         (i) all indebtedness of such person for borrowed money,

                         (ii) all bonds, notes, debentures and similar debt
                    securities of such person,

                         (iii) the deferred purchase price of capital assets or
                    services which in accordance with GAAP would be shown on the liability side of the balance sheet of such person,

                         (iv) the face amount of all letters of credit issued
                    for the account of such person and, without duplication, all drafts drawn thereunder,

                         (v) all Indebtedness of a second person secured by any
                    Lien on any property owned by such first person, whether or not such indebtedness has been assumed,

                         (vi) all Capitalized Lease Obligations of such person,

                         (vii) all obligations of such person to pay a specified
                    purchase price for goods or services whether or not delivered or accepted, I.E., take-or-pay and similar obligations,

                         (viii) all net obligations of such person under Hedge
                    Agreements,

                         (ix) the full outstanding balance of trade receivables
                    sold with full or limited recourse, other than solely for purposes of collection of delinquent accounts, and

                         (x) all Guaranty Obligations of such person,

         PROVIDED that neither trade payables and accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds which themselves are not guarantees of Indebtedness, shall constitute Indebtedness.

                  "INITIAL BORROWING DATE" shall mean the date, on or after the Effective Date, upon which the conditions specified in section 6.1 are satisfied.

                  "INTEREST PERIOD" with respect to any Eurocurrency Loan shall mean the interest period applicable thereto, as determined pursuant to section 2.9.

                  "LEASEHOLDS" of any person means all the right, title and interest of such person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                  "LENDER" shall have the meaning provided in the first paragraph of this Agreement.

                  "LENDER DEFAULT" shall mean (i) the refusal (which has not been retracted) of a Lender in violation of the requirements of this Agreement to make available its portion of any incurrence of Loans or to fund its portion of any unreimbursed payment under section 3.4(c) or
         (ii) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under section 2.1 and/or section 3.4(c), in the case of either (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

                  "LENDER REGISTER" shall have the meaning provided in
         section 13.16.

                  "LETTER OF CREDIT" shall have the meaning provided in
         section 3.1(a).

                  "LETTER OF CREDIT DOCUMENTS" shall have the meaning specified in section 3.2(a).

                  "LETTER OF CREDIT FEE" shall have the meaning provided in
         section 4.1(b).

                  "LETTER OF CREDIT ISSUER" shall mean (i) NCB; (ii) ABN AMRO Bank N.V.; (iii) in respect of each Existing Letter of Credit, the Lender that has issued same as of the Effective Date; and/or (iv) any other Lender that is requested, and agrees, to so act by the Borrower, and is approved by the Administrative Agent and the Required Lenders. Unless otherwise agreed by the Borrower, NCB and ABN AMRO Bank N. V., either NCB or ABN AMRO Bank N. V. will act as the Letter of Credit Issuer for Letters of Credit issued after the Effective Date for any of the purposes contemplated by clause (i) or (ii) of section 3.1(a), and ABN AMRO Bank N. V. will act as the Letter of Credit Issuer for Letters of Credit issued after the Effective Date for any of the purposes contemplated by clause (iii) of section 3.1(a).

                  "LETTER OF CREDIT OUTSTANDINGS" shall mean, at anytime, the sum, without duplication, of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings.

                  "LETTER OF CREDIT REQUEST" shall have the meaning provided in section 3.2(a).

                  "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

                  "LOAN" shall mean a Revolving Loan or a Competitive Bid Loan, as the case may be.

                  "MARGIN STOCK" shall have the meaning provided in Regulation U.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of, when used with reference to the Borrower, the Borrower and its Subsidiaries, taken as a whole, or when used with reference to any other person, such person and its Subsidiaries, taken as a whole, as the case may be.

                  "MATERIAL SUBSIDIARY" shall mean, at any time, with reference to any person, any Subsidiary of such person that (x) has assets at such time comprising 5% or more of the consolidated assets of such person and its Subsidiaries or (y) had net income in the most recently ended fiscal year of such person comprising 5% or more of the consolidated net income of such person and its Subsidiaries for such fiscal year.

                  "MATURITY DATE" shall mean April 30, 2002, unless earlier terminated, or extended in accordance with section 4.4.

                  "MINIMUM BORROWING AMOUNT" shall mean (i) for General Revolving Loans which are Prime Rate Loans, $500,000, with minimum increments thereafter of $100,000, (ii) for General Revolving Loans which are Eurocurrency Loans, $1,000,000 (or the substantial equivalent thereof in any Alternative Currency), with minimum increments thereafter of $100,000 (or the substantial equivalent thereof in any Alternative Currency), and (iii) for Swing Line Revolving Loans, $100,000, with minimum increments thereafter of $100,000.

                  "MONEY MARKET RATE LOANS" shall mean Swing Line Revolving Loans, denominated in U.S. Dollars, bearing interest at a Quoted Rate.

                  "MOODY'S" shall mean Moody's Investors Service, Inc. and its successors.

                  "MULTIEMPLOYER PLAN" shall mean a multiemployer plan, as defined in section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding three plan years made or accrued an obligation to make contributions.

                  "MULTIPLE EMPLOYER PLAN" shall mean an employee benefit plan, other than a Multiemployer Plan, to which the Borrower or any ERISA Affiliate, and one or more employers other than the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

                  "NCB" shall mean National City Bank, a national banking association, together with its successors and assigns.

                  "NET CASH PROCEEDS" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (i) reasonable and customary expenses of sale incurred in connection with such Asset Sale, and other reasonable and customary fees and expenses incurred, and all state, and local taxes paid or reasonably estimated to be payable by such person, as a consequence of such Asset Sale and the payment of principal, premium and interest of Indebtedness secured by the asset which is the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale, (ii) amounts of any distributions payable to holders of minority interests in the relevant person or in the relevant property or assets and (iii) incremental income taxes paid or payable as a result thereof.

                  "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "NON-DEFAULTING LENDER" shall mean each Lender other than a Defaulting Lender.

                  "NOTE" shall mean a Revolving Note or a Competitive Bid Note, as the case may be.

                  "NOTICE OF COMPETITIVE BID BORROWING" shall have the meaning provided in section 2.5.

                  "NOTICE OF REVOLVING BORROWING" shall have the meaning provided in section 2.3(a).

                  "NOTICE OF CONVERSION" shall have the meaning provided in
         section 2.7.

                  "NOTICE OFFICE" shall mean the office of the Administrative Agent at National City Center, 1900 East Ninth Street, Cleveland, Ohio 44114, Attention: Donald B. Hayes, Jr., Vice President (telephone: (216) 575-2120; facsimile: (216) 575-9396), or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may designate to the Borrower from time to time.

                  "OBLIGATIONS" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

                  "PARTICIPANT" shall have the meaning provided in section
         3.4(a).

                  "PAYMENT OFFICE" shall mean the office of the Administrative Agent at National City Center, 1900 East Ninth Street, Cleveland, Ohio 44114, Attention: Connie Djukic (telephone: (216) 575-2578; facsimile:
         (216) 575-9396), or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may designate to the Borrower from time to time.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "PERCENTAGE" shall mean, at any time for each Lender with a Commitment, the percentage obtained by dividing such Lender's Commitment by the Total Commitment, PROVIDED that if the Total Commitment has been terminated, the Percentage of each Lender shall be determined by dividing such Lender's Commitment immediately prior to such termination by the Total Commitment immediately prior to such termination. When used with reference to a particular Facility, the terms General Revolving Facility Percentage or Swing Line Revolving Facility Percentage, as the case may be, shall apply.

                  "PERMITTED ACQUISITIONS" shall mean and include, exclusive of expenditures (including the purchase of adjacent land) to expand then existing facilities owned by the Borrower or any Subsidiary on the Effective Date or acquired pursuant to a Permitted Acquisition, and exclusive of any loans, advances or investments otherwise permitted pursuant to section 9.5: (i) acquisitions (whether by purchase, lease or otherwise) of facilities and businesses operated by persons who are not Subsidiaries of the Borrower, and (ii) acquisitions of equity or other similar interests in such persons; PROVIDED, that, unless the Required Lenders otherwise consent, with respect to any transaction referred to in the foregoing clauses (i) and (ii), no such transaction shall be considered a Permitted Acquisition if (A) such transaction is actively opposed by the Board of Directors (or similar governing body) of the selling person or the person whose equity interests are to be acquired, (B) the aggregate consideration for such transaction (including the principal amount of any assumed Indebtedness and (without duplication) any Indebtedness of any acquired person) would exceed $25,000,000, or (C) as a result thereof the Borrower or any Subsidiary acquires any equity interest in any person and such person does not by virtue of such transaction become a Subsidiary of the Borrower.

                  "PERMITTED LIENS" shall mean Liens described in section 9.3.

                  "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "PLAN" shall mean any multiemployer or single-employer plan as defined in section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute by) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  "PRIME RATE" shall mean, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greater of (i) the rate of interest established by NCB in Cleveland, Ohio, from time to time, as its prime rate, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; and (ii) the Federal Funds Effective Rate in effect from time to time PLUS 1/2 of 1% per annum.

                  "PRIME RATE LOAN" shall mean each Loan, denominated in U. S. Dollars, bearing interest at the rates provided in section 2.8(a)(i) or
         (b)(i).

                  "PROHIBITED TRANSACTION" shall mean a transaction with respect to a Plan that is prohibited under section 4975 of the Code or section 406 of ERISA and not exempt under section 4975 of the Code or section 408 of ERISA.

                  "PURCHASING LENDER" shall have the meaning provided in section 2.4(c).

                  "QUOTED RATE" shall have the meaning provided in section
         2.3(b).

                  "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. ss. 6901 ET SEQ.

                  "REAL PROPERTY" of any person shall mean all of the right, title and interest of such person in and to land, improvements and fixtures, including Leaseholds.

                  "RECEIVABLES PROGRAM REDUCTION" shall have the meaning provided in section 2.1.

                  "REFERENCE BANKS" shall mean (i) NCB, (ii) ABN AMRO Bank
         N.V., and (iii) any other Lender or Lenders selected as a Reference Bank by the Administrative Agent and the Required Lenders, PROVIDED, that if any of such Reference Banks is no longer a Lender, such other Lender or Lenders as may be selected by the Administrative Agent acting on instructions from the Required Lenders.

                  "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "REPORTABLE EVENT" shall mean an event described in section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation section 2615.

                  "REQUIRED LENDERS" shall mean Non-Defaulting Lenders whose outstanding Revolving Loans and Unutilized Commitments constitute at least 66+2/3% of the sum of the total outstanding Revolving Loans and Unutilized Commitments of Non-Defaulting Lenders (PROVIDED that, for purposes hereof, neither the Borrower, nor any of its Affiliates, shall be included in (i) the Lenders holding such amount of the Revolving Loans or having such amount of the Unutilized Commitments, or (ii) determining the aggregate unpaid principal amount of the Revolving Loans or Unutilized Commitments).

                  "REVOLVING BORROWING" shall mean the incurrence of General Revolving Loans or Swing Line Revolving Loans, as the case may be, consisting of one Type of Loan, by the Borrower from all of the Lenders having Commitments in respect thereof on a PRO RATA basis on a given date (or resulting from conversions on a given date), having in the case of Eurocurrency Loans the same Interest Period.

                  "REVOLVING LOAN" shall have the meaning provided in section
         2.1.

                  "REVOLVING NOTE" shall mean a General Revolving Note or a Swing Line Revolving Note, as the case may be.

                  "SALE AND LEASE-BACK TRANSACTION" shall mean any arrangement with any person providing for the leasing by the Borrower or any Subsidiary of the Borrower of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between the Borrower and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Borrower or such Subsidiary to such person.

                  "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "SEC REGULATION D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

                  "SECTION 5.4(B)(II) CERTIFICATE" shall have the meaning provided in section 5.4(b)(ii).

                  "SELLING SWING LINE LENDER" shall have the meaning provided in section 2.4(c).

                  "STATED AMOUNT" of each Letter of Credit shall mean the maximum available to be drawn thereunder (regardless of whether any conditions or other requirements for drawing could then be met).

                  "SUBSIDIARY" of any person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

                  "SUBSIDIARY GUARANTY" shall have the meaning provided in
         section 6.1(b).

                  "SUBORDINATED INDEBTEDNESS" shall mean any Indebtedness which has been subordinated to the Obligations in such manner and to such extent as the Required Lenders may require.

                  "SWING LINE REVOLVING FACILITY" shall mean the Facility evidenced by the Total Swing Line Revolving Commitment.

                  "SWING LINE REVOLVING FACILITY PERCENTAGE" shall mean at any time for any Lender with a Swing Line Revolving Loan Commitment, the percentage obtained by dividing such Lender's Swing Line Revolving Loan Commitment by the Total Swing Line Revolving Commitment, PROVIDED, that if the Total Swing Line Revolving Commitment has been terminated, the Swing Line Revolving Facility Percentage for each Lender shall be determined by dividing such Lender's Swing Line Revolving Loan Commitment immediately prior to such termination by the Total Swing Line Revolving Commitment immediately prior to such termination.

                  "SWING LINE REVOLVING LOAN" shall have the meaning provided in section 2.1.

                  "SWING LINE REVOLVING LOAN COMMITMENT" shall mean, with respect to each Lender, the amount, if any, set forth opposite such Lender's name in Annex I as its "Swing Line Revolving Loan Commitment" as the same may be reduced from time to time pursuant to section 4.2,
         4.3 and/or 10 or adjusted from time to time as a result of assignments to or from such Lender pursuant to section 2.4(c) or 13.4.

                  "SWING LINE REVOLVING NOTE" shall have the meaning provided in section 2.6(a).

                  "SYNDICATION AGENT" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Syndication Agent appointed by the Borrower and the original Lenders.

                  "TESTING PERIOD" shall mean for any determination a single period consisting of the four consecutive fiscal quarters of the Borrower then last ended (whether or not such quarters are all within the same fiscal year).

                  "TOTAL CAPITALIZATION" shall mean the sum of Total Indebtedness and Consolidated Net Worth.

                  "TOTAL COMMITMENT" shall mean the sum of the Commitments of the Lenders.

                  "TOTAL GENERAL REVOLVING COMMITMENT" shall mean the sum of the General Revolving Commitments of the Lenders.

                  "TOTAL INDEBTEDNESS" shall mean the sum (without duplication) of the following, for the Borrower and/or any of its Subsidiaries, all as determined on a consolidated basis of:

                           (i) all indebtedness for borrowed money,

                           (ii) all bonds, notes, debentures and similar debt
                  securities,

                           (iii) the deferred purchase price of capital assets
                  or services which in accordance with GAAP would be shown on the liability side of a consolidated balance sheet of the Borrower and its Subsidiaries,

                           (iv) the face amount of all letters of credit issued
                  for the account of the Borrower or any Subsidiary (except that in the case of any letter of credit supporting Indebtedness of the Borrower or any Subsidiary, the excess of such face amount over the outstanding principal amount of such Indebtedness shall be excluded), and, without duplication, all drafts drawn thereunder],

                           (v) all Indebtedness of a second person secured by
                  any Lien on any property owned by such first person, whether or not such Indebtedness has been assumed,

                           (vi)     all Capitalized Lease Obligations,

                           (vii) all obligations of the Borrower or any
                  Subsidiary to pay a specified purchase price for goods or services whether or not delivered or accepted, I.E., take-or-pay and similar obligations,

                           (viii) the full outstanding balance of trade
                  receivables sold with full or limited recourse, other than solely for purposes of collection of delinquent accounts, PROVIDED that if the structure of any receivables sales program provides for "over-collateralization", the outstanding balance of the trade receivables attributable to the "over-collateralization" may be excluded, and

                           (ix)     all Guaranty Obligations of such person,

         PROVIDED that neither trade payables and accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds which themselves are not guarantees of Indebtedness, shall be included.

                  "TOTAL INTEREST EXPENSE" shall mean, for any period, (i) total interest expense (including that which is capitalized and that which is attributable to Capital Leases, in accordance with GAAP) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Hedge Agreements, but excluding, however, any amortization of deferred financing costs, all as determined in accordance with GAAP; and (ii) regardless of the manner in which the Borrower or any Subsidiary accounts for the same, and without regard to the accounting treatment thereof under GAAP, all discounts, fees and charges (other than "up-front" or "closing" fees and any amortization thereof) attributable to the sale, with full or limited recourse, of trade receivables by the Borrower or any Subsidiary (other than solely for purposes of collection of delinquent accounts) to any person other than the Borrower or any of its Subsidiaries.

                  "TOTAL NET ASSETS" shall mean, at any date, the total assets, net of depreciation and reserves, which would be reflected on a consolidated balance sheet of the Borrower and its Subsidiaries as of such date prepared in accordance with GAAP.

                  "TOTAL RENTAL EXPENSE" shall mean, for any period, total rental expense (other than that which is attributable to Capitalized Leases and is included in Total Interest Expense) of the Borrower and its Subsidiaries on a consolidated basis, all as determined in accordance with GAAP.

                  "TOTAL SWING LINE REVOLVING COMMITMENT" shall mean the sum of the Swing Line Revolving Commitments of the Lenders.

                  "TYPE" shall mean any type of Loan determined with respect to the interest option applicable thereto, I.E., a Prime Rate Loan, a Eurocurrency Loan or a Money Market Rate Loan.

                  "UCC" shall mean the Uniform Commercial Code.

                  "UNFUNDED CURRENT LIABILITY" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

                  "UNITED STATES" and "U.S." each means United States of
         America.

                  "UNPAID DRAWING" shall have the meaning provided in section 3.3(a).

                  "UNUTILIZED COMMITMENT" for any Lender at any time shall mean the excess of (i) such Lender's Commitment at such time over (ii) the sum of the principal amount of Loans made by such Lender and outstanding at such time and (y) such Lender's General Revolving Facility Percentage of Letter of Credit Outstandings at such time, taking into account any Competitive Bid Reductions and Receivables Program Reductions.

                  "UNUTILIZED TOTAL COMMITMENT" shall mean, at any time, the excess of (i) the Total Commitment at such time over (ii) the sum of
         (x) the aggregate principal amount of all Revolving Loans then outstanding plus (y) the aggregate Letter of Credit Outstandings at such time, taking into account any Competitive Bid Reductions and Receivables Program Reductions.

                  "UNUTILIZED TOTAL GENERAL REVOLVING COMMITMENT" shall mean, at any time, the excess of (i) the Total General Revolving Commitment at such time over (ii) the sum of (x) the aggregate principal amount of all General Revolving Loans then outstanding plus (y) the aggregate Letter of Credit Outstandings at such time, taking into account any Competitive Bid Reductions and Receivables Program Reductions.

                  "UNUTILIZED TOTAL SWING LINE REVOLVING COMMITMENT" shall mean, at any time, the excess of (i) the Total Swing Line Revolving Commitment at such time over (ii) the aggregate principal amount of all Swing Line Revolving Loans then outstanding.

                  "VALUE" shall mean, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (ii) the fair value in the opinion of the Borrower, acting in good faith, of such property at the time of entering into such Sale and Lease-Back Transaction.

                  "WHOLLY-OWNED SUBSIDIARY" shall mean each Subsidiary of the Borrower at least 95% of whose capital stock, equity interests and partnership interests, other than director's qualifying shares or similar interests, are owned directly or indirectly by the Borrower.

                  "WRITTEN", "WRITTEN" or "IN WRITING" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

         1.2. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         1.3. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in section 7.8(a).

         1.4. CURRENCY EQUIVALENTS. For purposes of this Agreement, except as otherwise specified herein, (i) the equivalent in Dollars of any Alternative Currency shall be determined by using the quoted spot rate at which the Administrative Agent offers to exchange Dollars for such Alternative Currency at its Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the date on which such equivalent is to be determined, (ii) the equivalent in any Alternative Currency of any other Alternative Currency shall be determined by using the quoted spot rate at which the Administrative Agent's Payment Office offers to exchange such Alternative Currency for the equivalent in Dollars of such other Alternative Currency at such Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the date on which such equivalent is to be determined, and (iii) the equivalent in any Alternative Currency of Dollars shall be determined by using the quoted spot rate at which the Administrative Agent's Payment Office offers to exchange such Alternative Currency for Dollars at the Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the date on which such equivalent is to be determined; PROVIDED, that (A) the equivalent in Dollars of each Eurocurrency Loan made in an Alternative Currency shall be recalculated hereunder on each date that it shall be necessary (or the Administrative Agent shall elect) to determine the unused portion of each Lender's Commitment, or any or all Loan or Loans outstanding on such date; (B) the equivalent in Dollars of any Unpaid Drawing in respect of any Letter of Credit denominated in an Alternative Currency shall be determined at the time the drawing under such Letter of Credit was paid or disbursed by the applicable Letter of Credit Issuer; (C) for purposes of sections 2.1(a), 3.1(b) and 5.2(a), the equivalent in Dollars of the Stated Amount of any Letter of Credit denominated in an Alternative Currency shall be calculated (x) on the date of the issuance of the respective Letter of Credit, (y) on the first Business Day of each calendar month thereafter and (z) in any other case where the same is required or permitted to be calculated, on such other day as the Administrative Agent may, in its sole discretion, consider appropriate; and (D) for purposes of sections 4.1(b) and (c), the equivalent in Dollars of the Stated Amount of any Letter of Credit denominated in an Alternative Currency shall be calculated on the first day of each calendar month in the quarterly period in which the respective payment is due pursuant to said sections.

         SECTION 2.        AMOUNT AND TERMS OF LOANS.

         2.1. COMMITMENTS FOR REVOLVING LOANS. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a loan or loans (each a "REVOLVING LOAN" and, collectively, the "REVOLVING LOANS") to the Borrower, which Revolving Loans shall be drawn, to the extent such Lender has a commitment under a Facility for the Borrower, under the applicable Facility, as set forth below:

                  (a) GENERAL REVOLVING FACILITY. Revolving Loans to the Borrower under the General Revolving Facility (each a "GENERAL REVOLVING LOAN" and, collectively, the "GENERAL REVOLVING LOANS"): (i) may be made at any time and from time to time on and after the Initial Borrowing Date and prior to the Maturity Date; (ii) except as otherwise provided, may, at the option of the Borrower, be incurred and maintained as, or converted into, General Revolving Loans which are Prime Rate Loans, or Eurocurrency Loans denominated in Dollars or in an Alternative Currency, PROVIDED that all General Revolving Loans made as part of the same Revolving Borrowing shall, unless otherwise specifically provided herein, consist of General Revolving Loans of the same currency and Type; (iii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (iv) may only be made if after giving effect thereto the Unutilized Total General Revolving Commitment (after giving effect to any Competitive Bid Reductions and Receivables Program Reductions) exceeds the outstanding Swing Line Revolving Loans; and (v) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to the product at such time of (A) such Lender's General Revolving Facility Percentage, TIMES (B) the aggregate Letter of Credit Outstandings, equals the General Revolving Commitment of such Lender at such time.

                  (b) SWING LINE FACILITY. Revolving Loans to the Borrower under the Swing Line Facility (each a "SWING LINE REVOLVING LOAN" and, collectively, the "SWING LINE REVOLVING LOANS"): (i) may be made at any time and from time to time on and after the Initial Borrowing Date and prior to the Maturity Date; (ii) except as otherwise provided, may, at the option of the Borrower, be incurred and maintained as, or converted into, Swing Line Revolving Loans which are Prime Rate Loans, Eurocurrency Loans denominated in Dollars, or Money Market Rate Loans, PROVIDED that all Swing Line Revolving Loans made as part of the same Revolving Borrowing shall, unless otherwise specifically provided herein, consist of Swing Line Revolving Loans of the same Type; (iii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (iv) may only be made if after giving effect thereto the Unutilized Total General Revolving Commitment (after giving effect to any Competitive Bid Reductions and Receivables Program Reductions) exceeds the outstanding Swing Line Revolving Loans; and (v) shall not exceed for any Lender at any time outstanding the Swing Line Revolving Commitment of such Lender at such time.

Notwithstanding anything to the contrary contained herein, (A) the aggregate amount of the General Revolving Loan Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Competitive Bid Loans then outstanding and such deemed usage of the aggregate amount of the General Revolving Loan Commitments shall be applied to the Lenders having such Commitments ratably according to their respective Commitments (such deemed usage of the aggregate amount of the General Revolving Loan Commitments being a "COMPETITIVE BID REDUCTION"); and (B) if at any time the Borrower and/or its Subsidiaries shall have sold trade receivables as contemplated by section 9.4(d), the aggregate amount of the General Revolving Loan Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate outstanding balance of the receivables so sold (exclusive of any balance thereof attributable to the "over-collateralization" of such receivables program) which is then outstanding and such deemed usage of the aggregate amount of the General Revolving Loan Commitments shall be applied to the Lenders having such Commitments ratably according to their respective Commitments (such deemed usage of the aggregate amount of the General Revolving Loan Commitments being a "RECEIVABLES PROGRAM REDUCTION").

         2.2. MINIMUM REVOLVING BORROWING AMOUNTS, ETC.; PRO RATA REVOLVING BORROWINGS. (a) The aggregate principal amount of each Revolving Borrowing by the Borrower shall not be less than the Minimum Borrowing Amount for such Borrowing. More than one Revolving Borrowing may be incurred by the Borrower on any day, PROVIDED that if there are two or more Revolving Borrowings on a single day under the same Facility which consist of Eurocurrency Loans denominated in the same currency, each such Borrowing shall have a different initial Interest Period.

         (b) All Borrowings of Revolving Loans under a Facility shall be made by the Lenders having Commitments under such Facility PRO RATA on the basis of their respective Commitments under such Facility. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitments hereunder.

         2.3. NOTICE OF REVOLVING BORROWING. (a) Whenever the Borrower desires to incur Revolving Loans, it shall give the Administrative Agent at its Notice Office,

                  (A) prior to 12:00 noon (local time at its Notice Office), at least three Business Days' prior written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of each Revolving Borrowing of Eurocurrency Loans denominated in Dollars to be made hereunder,

                  (B) prior to 12:00 noon (local time at its Notice Office), at least five Business Days' prior written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of each Revolving Borrowing of General Revolving Loans consisting of Eurocurrency Loans denominated in an Alternative Currency to be made hereunder, and

                  (C) prior to 12:00 noon (local time at its Notice Office) on the proposed date thereof written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of each Revolving Borrowing of Prime Rate Loans to be made hereunder.

Each such notice (each such notice, a "NOTICE OF REVOLVING BORROWING") shall (if requested by the Administrative Agent to be confirmed in writing), be substantially in the form of Exhibit B-1, and in any event shall be irrevocable and shall specify: (i) the Facility under which the Revolving Borrowing is to be incurred; (ii) the aggregate principal amount of the Revolving Loans to be made pursuant to such Revolving Borrowing; (iii) the date of the Revolving Borrowing (which shall be a Business Day); (iv) whether the respective Revolving Borrowing shall consist of Prime Rate Loans, Eurocurrency Loans or Money Market Rate Loans; (v) if the requested Revolving Borrowing consists of Eurocurrency Loans, the Interest Period to be initially applicable thereto; (vi) if the Requested Revolving Borrowing consists of Swing Line Revolving Loans which are Money Market Rate Loans, the Quoted Rate therefor and the maturity date thereof (which shall not be more than one month in the case of any Money Market Rate Loan); and
(vii) in the case of a requested Revolving Borrowing consisting of General Revolving Loans which are Eurocurrency Loans, the currency, if other than Dollars, in which such General Revolving Loans are requested. The Administrative Agent shall promptly give each Lender which has a commitment under any applicable Facility written notice (or telephonic notice promptly confirmed in writing) of each proposed Revolving Borrowing under such Facility, of such Lender's proportionate share thereof and of the other matters covered by the Notice of Revolving Borrowing relating thereto.

         (b) Whenever the Borrower proposes to submit a Notice of Revolving Borrowing with respect to Swing Line Revolving Loans which will be Money Market Rate Loans, it will prior to submitting such Notice of Revolving Borrowing notify the Administrative Agent of its intention and request the Administrative Agent to quote a fixed or floating interest rate (the "QUOTED RATE") to be applicable thereto prior to the proposed maturity thereof. The Administrative Agent will immediately so notify the Lenders with Commitments under the Swing Line Revolving Facility, and if all of such Lenders are agreeable to a particular interest rate for the proposed maturity of such Money Market Rate Loans if such Loans are made on or prior to a specified date, the Administrative Agent shall quote such interest rate to the Borrower as the Quoted Rate applicable to such proposed Money Market Rate Loans if made on or before such specified date for a maturity as so proposed by the Borrower. The Lenders with Commitments under the Swing Line Revolving Facility contemplate that any Quoted Rate will be a rate of interest which reflects a margin corresponding to the Applicable Eurocurrency Margin in effect at the time of quotation of any Quoted Rate over the then prevailing Federal Funds Effective Rate or a commercial paper, call money, overnite repurchase or other rate selected by such Lenders. Nothing herein shall obligate any Lender to approve or agree to a Quoted Rate.

         (c) In the case of a proposed Revolving Borrowing comprised of General Revolving Loans which are Eurocurrency Loans denominated in an Alternative Currency, the obligation of each affected Lender to make its Eurocurrency Loan in the requested Alternative Currency as part of such Revolving Borrowing is subject to:

                  (A) if such requested Alternative Currency is an Alternative Currency described in clause (i) of the definition of the term Alternative Currency, the confirmation by the Administrative Agent to the Borrower not later than the fourth Business Day before the requested date of such Revolving Borrowing that such Alternative Currency is readily and freely transferable and convertible into Dollars, or

                  (B) if such requested Alternative Currency is not an Alternative Currency described in clause (i) of the definition of the term Alternative Currency, the confirmation by such Lender to the Administrative Agent not later than the fourth Business Day before the requested date of such Revolving Borrowing that such Alternative Currency is acceptable to such Lender, which confirmation shall be notified immediately by the Administrative Agent to the Borrower.

If the Administrative Agent shall not have provided the confirmation referred to in clause (A) above, or any affected Lender shall not have so provided to the Administrative Agent the confirmation referred to in clause

(B) above, the Administrative Agent shall promptly notify the Borrower and each affected Lender that a Lender has not provided any such confirmation referred to in such clause (B), whereupon the Borrower may, by notice to the Administrative Agent not later than the third Business Day before the requested date of such Revolving Borrowing, withdraw the Notice of Revolving Borrowing relating to such requested Revolving Borrowing. If the Borrower does so withdraw such Notice of Revolving Borrowing, the Revolving Borrowing requested in such Notice of Revolving Borrowing shall not occur and the Administrative Agent shall promptly so notify each affected Lender. If the Borrower does not so withdraw such Notice of Revolving Borrowing, the Administrative Agent shall promptly so notify each affected Lender and such Notice of Revolving Borrowing shall be deemed to be a Notice of Revolving Borrowing which requests a Revolving Borrowing of General Revolving Loans comprised of Eurocurrency Loans in an aggregate amount in Dollars equivalent, on the date the Administrative Agent so notifies each affected Lender, to the amount of the originally requested Revolving Borrowing in an Alternative Currency; and in such notice by the Administrative Agent to each affected Lender the Administrative Agent shall state such aggregate equivalent amount of such Revolving Borrowing in Dollars and such Lender's ratable portion of such Revolving Borrowing.

         (d) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Administrative Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

         2.4. DISBURSEMENT OF FUNDS FROM REVOLVING BORROWINGS; ASSIGNMENT OF SWING LINE REVOLVING LOANS. (a) No later than 2:00 P.M. (local time at the Payment Office of the Administrative Agent) on the date specified in each Notice of Revolving Borrowing relating to Eurocurrency Loans, and no later than 2:00 P.M. (local time at the Payment Office of the Administrative Agent) on the date specified in each Notice of Revolving Borrowing relating to Prime Rate Loans or Money Market Rate Loans, each Lender with a Commitment under the respective Facility relating to such Revolving Loans will make available its PRO RATA share, if any, of each Revolving Borrowing under such Facility requested to be made on such date in the manner provided below. All amounts relating to any Revolving Borrowing by the Borrower shall be made available to the Administrative Agent in U.S. dollars or the applicable Alternative Currency and immediately available funds at the Administrative Agent's Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at such Payment Office the aggregate of the amounts so made available in the currency and type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of a Revolving Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Revolving Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Revolving Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with section 2.8, for the respective Loans (but without any requirement to pay any amounts in respect thereof pursuant to section 2.11).

         (b) Nothing herein and no subsequent termination of the Commitments pursuant to section 4.2 or 4.3 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder and in existence from time to time or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         (c) Upon written demand by any Lender having an outstanding Swing Line Revolving Loan or Loans (a "SELLING SWING LINE LENDER"), with a copy of such demand to the Administrative Agent, each other Lender with a General Revolving Loan Commitment (a "PURCHASING LENDER") shall purchase from such Selling Swing Line Lender, and such Selling Swing Line Lender shall sell and assign to such Purchasing Lender, such Purchasing Lender's General Revolving Facility Percentage of such outstanding Swing Line Revolving Loan or Loans, as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Selling Swing Line Lender, by deposit to the Administrative Agent's account at the Payment Office, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Revolving Loan or Loans to be purchased by such Purchasing Lender. Each Purchasing Lender agrees to purchase its General Revolving Facility Percentage of an outstanding Swing Line Loan as provided herein, regardless of whether any conditions to any Credit Event could then be satisfied and regardless of the existence of a Default or Event of Default, on
(i) the Business Day on which demand therefor is made by the Selling Swing Line Lender, PROVIDED that notice of such demand is given not later than 11:00 A.M. (local time at the Domestic Lending Office of such Purchasing Lender) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by a Selling Swing Line Lender to any Purchasing Lender of a portion of a Swing Line Revolving Loan, the Selling Swing Line Lender represents and warrants to such Purchasing Lender that the Selling Swing Line Lender is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Revolving Loan or Loans, the Credit Documents or any Credit Party. If and to the extent that any Purchasing Lender shall not have so made the amount of such Swing Line Revolving Loan or Loans available to the Administrative Agent, such Purchasing Lender agrees to pay to the Administrative Agent forthwith on demand, for the account of the Selling Swing Line Lender, such amount together with interest thereon, for each day from the date of demand by the Selling Swing Line Lender until the date such amount is paid to the Administrative Agent, at the Federal Funds Effective Rate. If such Purchasing Lender shall pay to the Administrative Agent such amount for the account of the Selling Swing Line Lender on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Revolving Loan made by such Purchasing Lender for purposes of this Agreement, and the outstanding principal amount of the Swing Line Revolving Loan or Loans made by the Selling Swing Line Lender shall be reduced by such amount on such Business Day. The Borrower hereby (i) approves and agrees to each such sale and assignment, and (ii) agrees upon demand to issue to each Purchasing Lender which does not have a Swing Line Revolving Loan Commitment a Swing Line Revolving Note to evidence any Swing Line Revolving Loan resulting from any such purchase hereunder.

         2.5. THE COMPETITIVE BID LOANS. (a) Each Lender severally agrees that the Borrower may make Competitive Bid Borrowings under this section 2.5 from time to time on any Business Day during the period from the Initial Borrowing Date until the date occurring 30 days prior to the Maturity Date in the manner set forth below; PROVIDED that notwithstanding anything to the contrary contained herein, (x) the Borrower may not make any Competitive Bid Borrowing unless (A) its ratio of EBIT to Total Interest for the most recent Testing Period prior thereto is at least 3.00 to 1.00, and (B) as of the end of such Testing Period, the ratio of the Borrower's Total Indebtedness to Total Capital, expressed as a percentage, does not exceed 45%, in each case as evidenced by financial statements delivered pursuant to section 8.1(a) or (b) hereof and supported by such computations made by the Borrower as the Administrative Agent may reasonably request, and (y) following the making of each Competitive Bid Borrowing, the sum of the aggregate amount of the Letter of Credit Outstandings, the aggregate outstanding General Revolving Loans, and the aggregate outstanding Competitive Bid Loans shall not exceed the Total General Revolving Commitment (computed without regard to any Competitive Bid Reduction).

                  (i) The Borrower may request a Competitive Bid Borrowing under this section 2.5 by delivering to the Administrative Agent, by telecopier, telex or cable, confirmed immediately in writing, a notice of a Competitive Bid Borrowing (a "NOTICE OF COMPETITIVE BID BORROWING"), in substantially the form of Exhibit B-2 hereto, specifying the date and aggregate amount of the proposed Competitive Bid

         Borrowing, the maturity date for repayment of each Competitive Bid Loan to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring 30 days after the date of such Competitive Bid Borrowing or later than the Maturity Date), the interest payment date or dates relating thereto, and any other terms to be applicable to such Competitive Bid Borrowing, not later than 10:00 A.M. (local time at the Notice Office) (A) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum and (B) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall instead specify in the Notice of Competitive Bid Borrowing a different basis to be used by the Lenders in determining the rates of interest to be offered by them. Competitive Bid Loans shall only be made in U.S. Dollars. If the Borrower and the Administrative Agent shall have so agreed, the Borrower shall pay to the Administrative Agent, for its own account, in connection with each request for a Competitive Bid Borrowing, promptly after receipt of an invoice therefor, a competitive bid administrative fee in such amount as has been so agreed. The Administrative Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

                  (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Loans to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (local time at the Notice Office) (A) on the date of such proposed Competitive Bid Borrowing, in the case of a Notice of Competitive Bid Borrowing delivered pursuant to clause (A) of paragraph (i) above and (B) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Notice of Competitive Bid Borrowing delivered pursuant to clause (B) of paragraph (i) above, of the minimum amount and maximum amount of each Competitive Bid Loan which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of this section 2.5(a), exceed such Lender's Commitment), the rate or rates of interest therefor (specified to the nearest 1/10,000th of 1%) and such Lender's Applicable Lending Office with respect to such Competitive Bid Loan; PROVIDED that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:00 A.M. (local time at the Notice Office) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, before 10:00 A.M. (local time at the Notice Office) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Loan as part of such Competitive Bid Borrowing; PROVIDED that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Loan as part of such proposed Competitive Bid Borrowing. It is understood and agreed that the Borrower may not accept any offer to make a Competitive Bid Loan if such offer is not made on a timely basis or otherwise fails to comply with the requirements of this Agreement.

                  (iii) The Borrower shall, in turn, (A) before 12:00 noon (local time at the Notice Office) on the date of such proposed Competitive Bid Borrowing, in the case of a Notice of Competitive Bid Borrowing delivered pursuant to clause (A) of paragraph (i) above and
         (B) before 12:00 noon (local time at the Notice Office) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Notice of Competitive Bid Borrowing delivered pursuant to clause (B) of paragraph (i) above, either

                           (x) cancel such Competitive Bid Borrowing by giving the Administrative Agent notice to that effect, or

                           (y) accept one or more of the offers made by any
                  Lender or Lenders pursuant to paragraph (ii) above, in ascending order, from the lowest cost to the highest cost acceptable to the Borrower in its sole discretion (subject, if necessary, to ratable allocation between or among Lenders offering the same interest rates), by giving notice to the Administrative Agent of the amount of each Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such Competitive Bid Loan pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Administrative Agent notice to that effect, PROVIDED that the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount requested in the relevant Notice of Competitive Bid Borrowing.

                  (iv) If the Borrower notifies the Administrative Agent that such Competitive Bid Borrowing is cancelled pursuant to paragraph
         (iii)(x) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

                  (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Administrative Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Loan to be made by such Lender as part of such Competitive Bid Borrowing and (C) each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in section 6. Each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing shall, before 12:00 noon (local time at the Notice Office) on the date of such Competitive Bid Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at its Payment Office such Lender's portion of such Competitive Bid Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in section 6 and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's Payment's Office. Promptly after each Competitive Bid Borrowing the Administrative Agent will notify each Lender of the amount of the Competitive Bid Borrowing, the consequent Competitive Bid Reduction and the dates upon which such Competitive Bid Reduction commenced and will terminate.

         (b) Each Competitive Bid Borrowing shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrower shall be in compliance with the limitations set forth in the proviso to the first sentence of section 2.5(a) above.

         (c) Within the limits and on the conditions set forth in this section 2.5, the Borrower may from time to time borrow under this section 2.5, repay or prepay pursuant to section 2.5(d) below, and reborrow under this section 2.5, PROVIDED that a Competitive Bid Borrowing shall not be made within 10 Business Days of the date of any other Competitive Bid Borrowing.

         (d) The Borrower shall repay to the Administrative Agent for the account of each Lender which has made a Competitive Bid Loan, or each other holder of a Competitive Bid Note, on the maturity date of each Competitive Bid Loan (such maturity date being that specified by the Borrower for repayment of such Competitive Bid Loan in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and provided in the Competitive Bid Note evidencing such Competitive Bid Loan), the then unpaid principal amount of such Competitive Bid Loan. The Borrower shall have no right to prepay any principal amount of any Competitive Bid Loan unless, and then only on the terms, specified by the Borrower for such

Competitive Bid Loan in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and set forth in the Competitive Bid Note evidencing such Competitive Bid Loan.

         (e) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Loan from the date of such Competitive Bid Loan to the date the principal amount of such Competitive Bid Loan is repaid in full, at the rate of interest for such Competitive Bid Loan specified by the Lender making such Competitive Bid Loan in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Loan in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Loan.

         (f) The indebtedness of the Borrower resulting from each Competitive Bid Loan made to the Borrower as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of the Borrower payable to the order of the Lender making such Competitive Bid Loan.

         2.6. NOTES. (a) The respective Borrower's obligation to pay the principal of, and interest on, the Loans made to it by each Lender shall be evidenced (i) if General Revolving Loans, by a promissory note substantially in the form of Exhibit A-1 with blanks appropriately completed in conformity herewith (each a "GENERAL REVOLVING NOTE" and, collectively, the "GENERAL REVOLVING NOTES"), (ii) if Swing Line Revolving Loans, by a promissory note substantially in the form of Exhibit A-2 with blanks appropriately completed in conformity herewith (each a "SWING LINE REVOLVING NOTE" and, collectively, the "SWING LINE REVOLVING NOTES"), and (iii) if a Competitive Bid Loan, by a separate promissory note for each such Competitive Bid Loan substantially in the form of Exhibit A-3 with blanks appropriately completed in conformity herewith (each a "COMPETITIVE BID NOTE" and, collectively, the "COMPETITIVE BID NOTES").

         (b) The General Revolving Note issued to a Lender with a General Revolving Loan Commitment shall: (i) be executed by the Borrower; (ii) be payable to the order of such Lender and be dated on or prior to the Initial Borrowing Date; (iii) be in a stated principal amount equal to the General Revolving Loan Commitment of such Lender and be payable in the principal amount of General Revolving Loans evidenced thereby; (iv) mature on the Maturity Date;
(v) bear interest as provided in section 2.8 in respect of the Prime Rate Loans or Eurocurrency Loans, as the case may be, evidenced thereby; (vi) be subject to mandatory prepayment as provided in section 5.2; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (c) The Swing Line Revolving Note issued to a Lender with a Swing Line Revolving Loan Commitment shall: (i) be executed by the Borrower; (ii) be payable to the order of such Lender and be dated on or prior to the Initial Borrowing Date; (iii) be in a stated principal amount equal to the Swing Line Revolving Loan Commitment of such Lender and be payable in the principal amount of Swing Line Revolving Loans evidenced thereby; (iv) mature on the Maturity Date, in the case of Prime Rate Loans or Eurocurrency Loans, and on the maturity date specified in the applicable Notice of Revolving Borrowing, in the case of any Money Market Rate Loans; (v) bear interest as provided in section 2.8 in respect of the Prime Rate Loans, Eurocurrency Loans or Money Market Rate Loans, as the case may be, evidenced thereby; (vi) be subject to mandatory prepayment as provided in section 5.2; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (d) A separate Competitive Bid Note shall be issued to a Lender for each Competitive Bid Loan made by such Lender and each Competitive Bid Note shall: (i) be executed by the Borrower; (ii) be payable to the order of such Lender and be dated on or prior to the date such Competitive Bid Loan is made;
(iii) be in the principal amount of the Competitive Bid Loan evidenced thereby;
(iv) mature on the maturity date selected therefor in the applicable Notice of Competitive Bid Borrowing; (v) bear interest at the rate and payable on the dates provided therefor as contemplated by section 2.5(e); (vi) be subject to optional or mandatory prepayment only as contemplated by section 2.5(d); and
(vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (e) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of the Note issued to it by the Borrower, endorse on the reverse side thereof or the grid attached thereto the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect the Borrower's obligations in respect of such Loans.

         2.7. VOLUNTARY CONVERSION OF DOLLAR DENOMINATED REVOLVING LOANS. The Borrower shall have the option to convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the Revolving Loans denominated in Dollars of one Type owing by it pursuant to a single Facility into a Revolving Borrowing or Borrowings pursuant to such Facility of another Type of Revolving Loans denominated in Dollars which can be made pursuant to such Facility, PROVIDED that: (i) no partial conversion of a Revolving Borrowing of Eurocurrency Loans shall reduce the outstanding principal amount of the Eurocurrency Loans made pursuant to such Revolving Borrowing to less than the Minimum Borrowing Amount applicable thereto; (ii) any conversion of Eurocurrency Loans into Prime Rate Loans or Money Market Rate Loans shall be made on, and only on, the last day of an Interest Period for such Eurocurrency Loans; (iii) any conversion of Money Market Rate Loans into Prime Rate Loans or Eurocurrency Loans shall be made on, and only on, the applicable maturity date of such Money Market Rate Loans; (iv) Prime Rate Loans and Money Market Rate Loans may only be converted into Eurocurrency Loans, and Prime Rate Loans and Eurocurrency Loans may only be converted into Money Market Rate Loans, if no Default under section 10.1(a) or Event of Default is in existence on the date of the conversion unless the Required Lenders otherwise agree; and (v) Revolving Borrowings of Eurocurrency Loans resulting from this section 2.7 shall conform to the requirements of section 2.2. Each such conversion shall be effected by the Borrower giving the Administrative Agent at its Notice Office, prior to 12:00 noon (local time at such Notice Office), at least three Business Days' (or prior to 12:00 noon (local time at such Notice Office) same Business Day's, in the case of a conversion into Prime Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing if so requested by the Administrative Agent) (each a "NOTICE OF CONVERSION"), substantially in the form of Exhibit B-3, specifying the Revolving Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurocurrency Loans, the Interest Period to be initially applicable thereto, and, if to be converted into Money Market Rate Loans, the Quoted Rate and maturity date thereof determined as provided in section 2.3. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Revolving Loans. For the avoidance of doubt, the prepayment or repayment of any Revolving Loans out of the proceeds of other Loans is not considered a conversion of Loans into other Loans.

         2.8. INTEREST ON REVOLVING LOANS. (a) The unpaid principal amount of each General Revolving Loan which is (i) a Prime Rate Loan shall bear interest from the date of the Revolving Borrowing thereof until maturity (whether by acceleration or otherwise) at a fluctuating rate per annum which shall at all times be equal to the Prime Rate in effect from time to time; and (ii) a Eurocurrency Loan shall bear interest from the date of the Revolving Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Eurocurrency Margin (as defined below) for such General Revolving Loan PLUS the relevant Eurocurrency Rate.

         (b) The unpaid principal amount of each Swing Line Revolving Loan which is (i) a Prime Rate Loan shall bear interest from the date of the Revolving Borrowing thereof until maturity (whether by acceleration or otherwise) at a fluctuating rate per annum which shall at all times be equal to the Prime Rate in effect from time to time; (ii) a Eurocurrency Loan shall bear interest from the date of the Revolving Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Eurocurrency Margin (as defined below) for such Swing Line Revolving Loan PLUS the relevant Eurocurrency Rate; and (iii) a Money Market Rate Loan shall bear interest from the date of the Revolving Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall be equal to the Quoted Rate therefor.

         (c) Notwithstanding the above provisions, if a Default under section 10.1(a) or Event of Default is in existence, all outstanding amounts of principal and, to the extent permitted by law, all overdue interest, in respect of each Revolving Loan shall bear interest, payable on demand, at a rate per annum equal to 2% per annum above the interest rate otherwise applicable thereto. If any amount (other than the principal of and interest on the Revolving Loans) payable by the Borrower under the Credit Documents is not paid when due, such amount shall bear interest, payable on demand, at a rate per annum equal to the Prime Rate in effect from time to time PLUS 2% per annum.

         (d) Interest shall accrue from and including the date of any Revolving Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable (i) in respect of each Prime Rate Loan, quarterly in arrears on the last Business Day of January, April, July and October, (ii) in respect of each Eurocurrency Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates which are successively three months after the commencement of such Interest Period, and (iii) in respect of each Loan, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         (e) All computations of interest hereunder shall be made in accordance with section 13.7(b).

         (f) Each Reference Bank agrees to furnish the Administrative Agent timely information for the purpose of determining the Eurocurrency Rate for any Borrowing consisting of Eurocurrency Loans. If any one or more of the Reference Banks shall not timely furnish such information, the Administrative Agent shall determine the Eurocurrency Rate on the basis of timely information furnished by the remaining Reference Banks. The Administrative Agent upon determining the interest rate for any Borrowing shall promptly notify the Borrower and the Lenders thereof.

         (g) As used herein, the term "APPLICABLE EUROCURRENCY MARGIN", as applied to any Loan which is a Eurocurrency Loan, means 82.50 basis points per annum; PROVIDED, that subsequent to the fiscal quarter of the Borrower ended nearest to June 30, 1997, the Applicable Eurocurrency Margin will change to the rate per annum indicated in the Pricing Grid Table which appears below, based on the ratio referred to in section 9.7 and identified in such Table. Changes in the Applicable Eurocurrency Margin based upon changes in such ratio shall become effective on the first day of the month following the receipt by the Administrative Agent pursuant to section 8.1(a) or (b) of the financial statements of the Borrower, accompanied by the certificate referred to in section 8.1(d), demonstrating the computation of such ratio, based upon the ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements; PROVIDED that if any financial statements referred to in section 8.1(a) or (b), or the related certificate referred to in section 8.1(d), are not timely delivered, the Administrative Agent may determine the Applicable Eurocurrency Margin based upon a good faith estimate by the Borrower of such ratio as in effect at the end of the applicable period to be covered (in whole or in part) by such financial statements, PROVIDED, FURTHER, that if upon delivery of such delinquent financial statements and related certificate, such financial statements indicate that such good faith estimate was incorrect and, as a result thereof, the Applicable Eurocurrency Margin for any Revolving Loans was too low at such determination, the Applicable Eurocurrency Margin for such Revolving Loans shall be increased, as appropriate, with retroactive effect to the date of the change made on the basis of such determination, and the Borrower will immediately pay to the Administrative Agent, for the account of the Lenders having Commitments in respect of the Facility under which such Revolving Loans were incurred all additional interest due by reason of such increased Applicable Eurocurrency Margin. Any changes in the Applicable Eurocurrency Margin shall be determined by the Administrative Agent and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent pursuant to this section 2.8(g) shall be conclusive and binding absent manifest error.

                               PRICING GRID TABLE

                          (EXPRESSED IN BASIS POINTS)

=============================================================================================================
                                                                     Applicable            Applicable
           TOTAL DEBT/EBITDA RATIO                                Eurocurrency Margin    Facility Fee Rate
-------------------------------------------------------------------------------------------------------------
Greater than 3.50 to 1.00                                               82.50                30.00
-------------------------------------------------------------------------------------------------------------
Greater than 3.00 to 1.00 but less than or equal to 3.50 to 1.00        75.00                25.00
-------------------------------------------------------------------------------------------------------------
Greater than 2.75 to 1.00 but less than or equal to 3.00 to 1.00        50.00                25.00
-------------------------------------------------------------------------------------------------------------
Greater than 2.25 to 1.00 but less than or equal to 2.75 to 1.00        42.50                20.00
-------------------------------------------------------------------------------------------------------------
Greater than 1.75 to 1.00 but less than or equal to 2.25 to 1.00        32.50                17.50
-------------------------------------------------------------------------------------------------------------
Greater than 1.25 to 1.00 but less than or equal to 1.75 to 1.00        27.50                12.50
-------------------------------------------------------------------------------------------------------------
Less than or equal to 1.25 to 1.00                                      22.50                10.00
=============================================================================================================


         2.9. INTEREST PERIODS. (a) At the time the Borrower gives a Notice of Revolving Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Revolving Borrowing of Eurocurrency Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 noon (local time at the applicable Notice Office) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurocurrency Loans, it shall have the right to elect by giving the Administrative Agent written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

                  (i) the initial Interest Period for any Borrowing of Eurocurrency Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Prime Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                  (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) no Interest Period for any Loan may be selected which would end after the Maturity
         Date; and

                  (v) no Interest Period may be elected at any time when a Default under section 10.1(a) or an Event of Default is then in existence unless the Required Lenders otherwise agree.

         (b) If upon the expiration of any Interest Period the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurocurrency Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing to Prime Rate Loans effective as of the expiration date of such current Interest Period.

         2.10. INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                  (i) on any date for determining the Eurocurrency Rate for Eurocurrency Loans for any Interest Period that, by reason of any changes arising after the Effective Date affecting the interbank Eurocurrency market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurocurrency Rate; or

                  (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount which such Lender deems material with respect to any Eurocurrency Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves includable in the Eurocurrency Rate pursuant to the definition thereof); or

                  (iii) at any time, that the making or continuance of any Eurocurrency Loan denominated in Dollars or in an Alternative Currency has become unlawful by compliance by such Lender in good faith with any change since the Effective Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies;

THEN, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on such date and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other applicable Lenders). Thereafter (x) in the case of clause (i) above, Eurocurrency Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the applicable Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Revolving Borrowing or Notice of Conversion given by the Borrower with respect to Eurocurrency Loans which have not yet been incurred or converted shall be deemed rescinded by the Borrower or, in the case of a Notice of Revolving Borrowing, shall, at the option of the Borrower, be deemed converted into a Notice of Revolving Borrowing for Prime Rate Loans to be made on the date of Borrowing contained in such Notice of Revolving Borrowing, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender, for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

         (b) At any time that any Eurocurrency Loan is affected by the circumstances described in section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurocurrency Loan affected pursuant to section 2.10(a)(iii) the Borrower shall) either (i) if the affected Eurocurrency Loan is then being made pursuant to a

Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing if requested) thereof on the same date that the Borrower was notified by a Lender pursuant to section 2.10(a)(ii) or (iii), cancel said Borrowing, convert the related Notice of Revolving Borrowing into one requesting a Borrowing of Prime Rate Loans or require the affected Lender to make its requested Loan as a Prime Rate Loan, or (ii) if the affected Eurocurrency Loan is then outstanding, upon at least one Business Day's notice to the Administrative Agent, require the affected Lender to convert each such Eurocurrency Loan into a Prime Rate Loan, PROVIDED that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this section 2.10(b).

         (c) If any Lender shall have determined that after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material the rate of return on such Lender's or its parent corporation's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this section 2.10(c) upon the subsequent receipt of such notice.

         (d) Notwithstanding anything in this Agreement to the contrary, (i) no Lender shall be entitled to compensation or payment or reimbursement of other amounts under section 2.10 or 3.5 for any amounts incurred or accruing more than 180 days prior to the giving of notice to the Borrower of additional costs or other amounts of the nature described in such sections, and (ii) no Lender shall demand compensation for any reduction referred to in section 2.10(c) or payment or reimbursement of other amounts under section 3.5 if it shall not at the time be the general policy or practice of such Lender to demand such compensation, payment or reimbursement in similar circumstances under comparable provisions of other credit agreements.

         2.11. COMPENSATION. The Borrower shall compensate each applicable Lender, upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurocurrency Loans or Money Market Rate Loans) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Eurocurrency Loans or Money Market Rate Loans by the Borrower does not occur on a date specified therefor in a Notice of Revolving Borrowing or Notice of Conversion (whether or not withdrawn by or on behalf of the Borrower or deemed withdrawn pursuant to section 2.10(a)); (ii) if any repayment, prepayment or conversion of any of its Eurocurrency Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any repayment, prepayment or conversion of any of its Money Market Rate Loans occurs on a date which is not the maturity date applicable thereto; (iv) if any prepayment of any of its Eurocurrency Loans is not made on any date specified in a notice of prepayment given by or on behalf of the Borrower; or (v) as a consequence of (x) any other default by the Borrower to repay its Eurocurrency Loans or Money Market Rate Loans when required by the terms of this Agreement or
(y) an election made pursuant to section 2.10(b).

         2.12. CHANGE OF LENDING OFFICE; REPLACEMENT OF LENDERS. (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of section 2.10(a)(ii) or (iii), 2.10(c) or 3.5 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for any Loans or Commitment affected by such event, PROVIDED that such designation is made on such terms that such Lender and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section.

         (b) If any Lender requests any compensation, reimbursement or other payment under section 2.10(a)(ii) or (iii), 2.10(c) or 3.5 with respect to such Lender, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with the restrictions contained in section 13.4(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation, reimbursement or other payments required to be made under section 2.10(a)(ii) or (iii), 2.10(c) or 3.5 with respect to such Lender, such assignment will result in a reduction in such compensation, reimbursement or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

         (c) Nothing in this section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in section 2.10 or 3.5.

         SECTION 3.        LETTERS OF CREDIT.

         3.1. LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Initial Borrowing Date and prior to the date that is 15 Business Days prior to the Maturity Date to issue, for the account of the Borrower or any of its Subsidiaries and in support of (i) trade obligations of the Borrower and its Subsidiaries incurred in the ordinary course of business, (ii) worker compensation, liability insurance, releases of contract retention obligations, contract performance guarantee requirements and other bonding obligations of the Borrower or any such Subsidiary incurred in the ordinary course of its business, and such other standby obligations of the Borrower and its Subsidiaries that are acceptable to the Letter of Credit Issuer, and/or (iii) Indebtedness of any Foreign Subsidiary of the Borrower to any other person or persons that are acceptable to the Letter of Credit Issuer, and subject to and upon the terms and conditions herein set forth such Letter of Credit Issuer agrees to issue from time to time, irrevocable documentary or standby letters of credit denominated in Dollars or an Alternative Currency in such form as may be approved by such Letter of Credit Issuer and the Administrative Agent (each such letter of credit (and each Existing Letter of Credit described in section 3.1(d)), a "LETTER OF CREDIT" and collectively, the "LETTERS OF CREDIT").

         (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings at such time, would exceed either (x) $25,000,000 or (y) when added to the aggregate principal amount of all General Revolving Loans then outstanding, an amount equal to the Total General Revolving Commitment at such time; (ii) no Letter of Credit shall be issued in support of Indebtedness of any Foreign Subsidiary of the Borrower if after giving effect thereto the Letter of Credit Outstandings at such time in respect of all Letters of Credit issued to support any Indebtedness of the Foreign Subsidiaries of the Borrower would exceed $15,000,000, and (iii) each Letter of Credit shall have an expiry date (including any renewal periods) occurring not later than the earlier of (A) one year from the date of issuance thereof, unless a longer period is approved by the relevant Letter of Credit Issuer and Lenders (other than any Defaulting Lender) holding a majority of the Total General Revolving Commitment, and (B) 15 Business Days prior to the Maturity Date, in each case on terms acceptable to the Administrative Agent and the relevant Letter of Credit Issuer.

         (c) Notwithstanding the foregoing, in the event a Lender Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless either (i) such Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' Percentage of the Letter of Credit Outstandings; or (ii) the issuance of such Letter of Credit, taking into account the potential failure of the Defaulting Lender or Lenders to risk participate therein, will not cause the Letter of Credit Issuer to incur aggregate credit exposure hereunder with respect to General Revolving Loans and Letter of Credit Outstandings in excess of its General Revolving Loan Commitment, and the Borrower has undertaken, for the benefit of such Letter of Credit Issuer, pursuant to an instrument satisfactory in form and substance to such Letter of Credit Issuer, not to thereafter incur Loans or Letter of Credit Outstandings hereunder which would cause the Letter of Credit Issuer to incur aggregate credit exposure hereunder with respect to General Revolving Loans and Letter of Credit Outstandings in excess of its General Revolving Loan Commitment.

         (d) Annex VI hereto contains a description of all letters of credit outstanding on, and to continue in effect after, the Initial Borrowing Date. Each such letter of credit issued by a bank that is or becomes a Lender under this Agreement on the Effective Date (each, an "EXISTING LETTER OF CREDIT") shall constitute a "Letter of Credit" for all purposes of this Agreement, issued, for purposes of section 3.4(a), on the Initial Borrowing Date, and the Borrower, the Administrative Agent and the applicable Lenders hereby agree that, from and after such date, the terms of this Agreement shall apply to such Letters of Credit, superseding any other agreement theretofore applicable to them to the extent inconsistent with the terms hereof.

         3.2. LETTER OF CREDIT REQUESTS: NOTICES OF ISSUANCE. (a) Whenever it desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the Letter of Credit Issuer written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) which, if in the form of written notice shall be substantially in the form of Exhibit B-4, prior to 12:00 noon (local time at its Notice Office) at least three Business Days (or such shorter period as may be acceptable to the relevant Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) (each a "LETTER OF CREDIT REQUEST"), which Letter of Credit Request shall include such supporting documents that such Letter of Credit Issuer customarily requires in connection therewith (including, in the case of a Letter of Credit for an account party other than the Borrower, an application for, and if applicable a reimbursement agreement with respect to, such Letter of Credit). Any such documents executed in connection with the issuance of a Letter of Credit, including the Letter of Credit itself, are herein referred to as "LETTER OF CREDIT DOCUMENTS". In the event of any inconsistency between any of the terms or provisions of any Letter of Credit Document and the terms and provisions of this Agreement respecting Letters of Credit, the terms and provisions of this Agreement shall control. The Administrative Agent shall promptly notify each Lender of each Letter of Credit Request.

         (b) Each Letter of Credit Issuer shall, on the date of each issuance of a Letter of Credit by it, give the Administrative Agent, each applicable Lender and the Borrower written notice of the issuance of such Letter of Credit, accompanied by a copy to the Administrative Agent of the Letter of Credit or Letters of Credit issued by it. Each Letter of Credit Issuer shall provide to the Administrative Agent a quarterly (or monthly if requested by any applicable Lender) summary describing each Letter of Credit issued by such Letter of Credit Issuer and then outstanding and an identification for the relevant period of the daily aggregate Letter of Credit Outstandings represented by Letters of Credit issued by such Letter of Credit Issuer.

         3.3. AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The Borrower hereby agrees to reimburse (or cause any Subsidiary for whose account a Letter of Credit was issued to reimburse) each Letter of Credit Issuer, by making payment directly to such Letter of Credit Issuer in immediately available funds at the payment office of such Letter of Credit Issuer, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "UNPAID DRAWING") immediately after, and in any event on the date on which, such Letter of Credit Issuer notifies the Borrower (or any such Subsidiary for whose account such Letter of Credit was issued) of such payment or disbursement (which notice to the Borrower (or such Subsidiary) shall be delivered reasonably promptly after any such payment or disbursement), such payment to be made in Dollars (and in the amount which is the Dollar equivalent of any such payment or disbursement made or denominated in an Alternative Currency), with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (local time at the payment office of the Letter of Credit Issuer) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the rate then applicable to General Revolving Loans which are Prime Rate Loans (plus an additional 3% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), any such interest also to be payable on demand.

         (b) The Borrower's obligation under this section 3.3 to reimburse, or cause a Subsidiary to reimburse, each Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against such Letter of Credit Issuer, the Administrative Agent, any other Letter of Credit Issuer or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing, PROVIDED, HOWEVER that the Borrower shall not be obligated to reimburse, or cause a Subsidiary to reimburse, a Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or negligence on the part of such Letter of Credit Issuer.

         3.4. LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the issuance by a Letter of Credit Issuer of any Letter of Credit (and on the Initial Borrowing Date with respect to any Existing Letter of Credit), such Letter of Credit Issuer shall be deemed to have sold and transferred to each Lender with a Commitment under the General Revolving Loan Facility, and each such Lender (each a "PARTICIPANT") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's General Revolving Facility Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder, the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the Lenders as provided in section 4.1(b) and the Participants shall have no right to receive any portion of any fees of the nature contemplated by section 4.1(c)), the obligations of any Subsidiary of the Borrower under any Letter of Credit Documents pertaining thereto, and any security for, or guaranty pertaining to, any of the foregoing. Upon any change in the General Revolving Loan Commitments of the Lenders pursuant to section 13.4(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this section 3.4 to reflect the new General Revolving Facility Percentages of the assigning and assignee Lender.

         (b) In determining whether to pay under any Letter of Credit, a Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by a Letter of Credit Issuer under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

         (c) In the event that a Letter of Credit Issuer makes any payment under any Letter of Credit and the Borrower shall not have reimbursed (or caused any applicable Subsidiary to reimburse) such amount in full to such Letter of Credit Issuer pursuant to section 3.3(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Participant's General Revolving Facility Percentage of such payment in U.S. Dollars (the Administrative Agent having determined in the case of any payment by a Letter of Credit

Issuer made in an Alternative Currency the equivalent thereof in Dollars) and in same day funds, PROVIDED, HOWEVER, that no Participant shall be obligated to pay to the Administrative Agent its General Revolving Facility Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer. If the Administrative Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (local time at its Notice Office) on any Business Day, such Participant shall make available to the Administrative Agent for the account of the relevant Letter of Credit Issuer such Participant's General Revolving Facility Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its General Revolving Facility Percentage of the amount of such payment available to the Administrative Agent for the account of the relevant Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Letter of Credit Issuer at the Federal Funds Effective Rate. The failure of any Participant to make available to the Administrative Agent for the account of the relevant Letter of Credit Issuer its General Revolving Facility Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its General Revolving Facility Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Letter of Credit Issuer such other Participant's General Revolving Facility Percentage of any such payment.

         (d) Whenever a Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to section 3.4(c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its General Revolving Facility Percentage thereof, in U.S. dollars and in same day funds, an amount equal to such Participant's General Revolving Facility Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations, as and to the extent so received.

         (e) The obligations of the Participants to make payments to the Administrative Agent for the account of each Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, set-off defense or other right which the Borrower (or any Subsidiary) may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any person for whom any such transferee may be acting), the Administrative Agent, any Letter of Credit Issuer, any Lender, or other person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower (or any Subsidiary) and the beneficiary named in any such Letter of Credit), other than any claim which the Borrower (or any Subsidiary which is the account party with respect to a Letter of Credit) may have against any applicable Letter of Credit Issuer for gross negligence or wilful misconduct of such Letter of Credit Issuer in making payment under any applicable Letter of Credit;

                  (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit
         Documents: or

                  (v)      the occurrence of any Default or Event of Default.

         (f) To the extent the Letter of Credit Issuer is not indemnified by the Borrower, the Participants will reimburse and indemnify the Letter of Credit Issuer, in proportion to their respective General Revolving Loan Facility Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Letter of Credit Issuer in performing its respective duties in any way related to or arising out of its issuance of Letters of Credit, PROVIDED that no Participants shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from the Letter of Credit Issuer's gross negligence or willful misconduct.

         3.5. INCREASED COSTS. If after the Effective Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Lender with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency (in each case made subsequent to the Effective Date) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Lender's participation therein, or (ii) shall impose on such Letter of Credit Issuer or any Lender any other conditions affecting this Agreement, any Letter of Credit or such Lender's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Lender of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Lender hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, upon demand to the Borrower by such Letter of Credit Issuer or such Lender (a copy of which notice shall be sent by such Letter of Credit Issuer or such Lender to the Administrative Agent), the Borrower shall pay to such Letter of Credit Issuer or such Lender such additional amount or amounts as will compensate any such Letter of Credit Issuer or such Lender for such increased cost or reduction. A certificate submitted to the Borrower by any Letter of Credit Issuer or any Lender, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Lender to the Administrative Agent), setting forth, in reasonable detail, the basis for the determination of such additional amount or amounts necessary to compensate any Letter of Credit Issuer or such Lender as aforesaid shall be conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this section 3.5. Reference is hereby made to the provisions of section 2.10(d) for certain limitations upon the rights of a Letter of Credit Issuer or Lender under this section.

         3.6. GUARANTY OF SUBSIDIARY LETTER OF CREDIT OBLIGATIONS. (a) The Borrower hereby unconditionally guarantees, for the benefit of the Administrative Agent and the Lenders, the full and punctual payment of the Obligations of each Subsidiary under each Letter of Credit Document to which such Subsidiary is now or hereafter becomes a party. Upon failure by any such Subsidiary to pay punctually any such amount, the Borrower shall forthwith on demand by the Administrative Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any applicable Letter of Credit Document.

         (b) As a separate, additional and continuing obligation, the Borrower unconditionally and irrevocably undertakes and agrees, for the benefit of the Administrative Agent and the Lenders, that, should any amounts not be recoverable from the Borrower under section 3.6(a) for any reason whatsoever (including, without limitation, by reason of any provision of any Credit Document or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any notice or knowledge thereof by any Lender, the Administrative Agent, any of their respective Affiliates, or any other person, at any time, the Borrower as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent, for the account of the Lenders and the Administrative Agent, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Credit Documents.

         (c) The obligations of the Borrower under this section shall be unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

                  (i) any extension, renewal, settlement, compromise, waiver or release in respect to any obligation of any Subsidiary under any Letter of Credit Document, by operation of law or otherwise;

                  (ii) any modification or amendment of or supplement to this Agreement, any Note or any other Credit Document;

                  (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower under this Agreement, any Note or any other Credit Document or of any Subsidiary under any Letter of Credit Document;

                  (iv) any change in the corporate existence, structure or ownership of any Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Subsidiary or its assets or any resulting release or discharge of any obligation of any Subsidiary contained in any Letter of Credit Document;

                  (v) the existence of any claim, set-off or other rights which the Borrower may have at any time against any Subsidiary, the Administrative Agent, any Lender or any other person, whether in connection herewith or any unrelated transactions;

                  (vi) any invalidity or unenforceability relating to or against any Subsidiary for any reason of any Letter of Credit Document, or any provision of applicable law or regulation purporting to prohibit the payment by any Subsidiary of any Obligations in respect of any Letter of Credit; or

                  (vii) any other act or omission to act or delay of any kind by any Subsidiary, the Administrative Agent, any Lender or any other person or any other circumstance whatsoever which might, but for the provisions of this section, constitute a legal or equitable discharge of the Borrower's obligations under this section.

         (d) The Borrower's obligations under this section shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower under the Credit Documents and by any Subsidiary under the Letter of Credit Documents shall have been paid in full. If at any time any payment of any of the Obligations of any Subsidiary in respect of any Letter of Credit Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Subsidiary, the Borrower's obligations under this section with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         (e) The Borrower irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Subsidiary or any other person, or against any collateral or guaranty of any other person.

         (f) Until the indefeasible payment in full of all of the Obligations and the termination of the Commitments of the Lenders hereunder, the Borrower shall have no rights, by operation of law or otherwise, upon making any payment under this section to be subrogated to the rights of the payee against any Subsidiary with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any Subsidiary in respect thereof.

         (g) In the event that acceleration of the time for payment of any amount payable by any Subsidiary under any Letter of Credit Document is stayed upon insolvency, bankruptcy or reorganization of such Subsidiary, all such amounts otherwise subject to acceleration under the terms of any applicable Letter of Credit Document shall nonetheless be payable by the Borrower under this section forthwith on demand by the Administrative Agent.

         SECTION 4.        FEES; COMMITMENTS.

         4.1. FEES. (a) The Borrower agrees to pay to the Administrative Agent a Facility Fee ("FACILITY FEE") for the account of each Non-Defaulting Lender which has a General Revolving Commitment or Swing Line Revolving Commitment, as the case may be, for the period from and including the Effective Date to but not including the date the Total General Revolving Commitment or the Total Swing Line Revolving Commitment, as the case may be, has been terminated, on the average daily amount of the Total General Revolving Commitment and/or Total Swing Line Revolving Commitment, as the case may be, in each case whether used or unused, at the Applicable Facility Fee Rate, payable quarterly in arrears on the first Business Day of each April, July, October and January, commencing on the first Business Day of July 1997. As used herein, the term "APPLICABLE FACILITY FEE RATE" means 30.00 basis points per annum; PROVIDED, that subsequent to the fiscal quarter of the Borrower ended nearest to June 30, 1997, the Applicable Facility Fee Rate for each Facility will change to the rate per annum indicated in the Pricing Grid Table which appears in section 2.8(g), based on the ratio referred to in such Table. Changes in the Applicable Facility Fee Rate based upon changes in such ratio shall become effective on the first day of the month following the receipt by the Administrative Agent pursuant to section 8.1(a) or (b) of the financial statements of the Borrower, accompanied by the certificate referred to in section 8.1(d), demonstrating the computation of such ratio, based upon the ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements; PROVIDED that if any financial statements referred to in section 8.1(a) or (b), or the related certificate referred to in section 8.1(d), are not timely delivered, the Administrative Agent may determine the Applicable Facility Fee Rate based upon a good faith estimate by the Borrower of such ratio as in effect at the end of the applicable period to be covered (in whole or in part) by such financial statements, PROVIDED, FURTHER, that if upon delivery of such delinquent financial statements and related certificate, such financial statements indicate that such good faith estimate was incorrect and, as a result thereof, the Applicable Facility Fee Rate was too low at such determination, the Applicable Facility Fee Rate shall be increased, as appropriate, with retroactive effect to the date of the change made on the basis of such determination, and the Borrower will immediately pay to the Administrative Agent for the account of the Lenders all additional Facility Fee due by reason of such increased Applicable Facility Fee Rate. Any changes in the Applicable Facility Fee Rate shall be determined by the Administrative Agent and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent pursuant to this section 4.1(a) shall be conclusive and binding absent manifest error.

         (b) The Borrower agrees to pay to the Administrative Agent, for the account of each Non- Defaulting Lender, PRO RATA on the basis of its General Revolving Facility Percentage, a fee in respect of each Letter of Credit (the "LETTER OF CREDIT FEE"), computed at the rate per annum in effect at the time any Letter of Credit Fee is payable equal to the Applicable Eurocurrency Margin in effect at such time for General Revolving Loans made at such time, in each case on the average daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and on the date on which the Total General Revolving Commitment is terminated.

         (c) The Borrower agrees to pay directly to each Letter of Credit Issuer a fee in respect of each Letter of Credit (a "FACING FEE") computed for each day at the rate per annum of 1/8 of 1% on the Stated Amount of all Letters of Credit on such day, PROVIDED that in no event shall the annual Facing Fee for any Letter of Credit be less than $500. Accrued Facing Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and on the date on which the Total General Revolving Commitment is terminated.

         (d) The Borrower agrees to pay directly to each Letter of Credit Issuer upon each drawing under, and/or amendment, extension, renewal or transfer of, a Letter of Credit issued by it such amount as shall at the time of such drawing, amendment, extension, renewal or transfer be the administrative charge which such Letter of Credit Issuer is customarily charging for drawings under or amendments, extensions, renewals or transfers of, letters of credit issued by it.

         (e) The Borrower shall pay to the Administrative Agent on the Effective Date and thereafter for its own account and/or for distribution to the Lenders such fees as heretofore agreed by the Borrower and the Administrative Agent.

         (f) All computations of Fees shall be made in accordance with section 13.7(b).

         4.2. VOLUNTARY REDUCTION OF COMMITMENTS. Upon at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, to terminate or to partially and permanently reduce the Unutilized Total General Revolving Commitment or the Unutilized Total Swing Line Revolving Commitment, PROVIDED that (i) any such termination or reduction shall apply to proportionately and permanently reduce the General Revolving Loan Commitment or Swing Line Revolving Loan Commitment, as the case may be, if any, of each of the affected Lenders, (ii) any partial reduction of the Unutilized Total General Revolving Loan Commitment or Unutilized Total Swing Line Revolving Loan Commitment, as the case may be, pursuant to this section 4.2 shall be in the amount of at least $5,000,000 (or, if greater, in integral multiples of $1,000,000),in the case of a reduction of the Unutilized Total General Revolving Loan Commitment, or $1,000,000 (or, if greater, in integral multiples of $100,000), in the case of a reduction of the Unutilized Total Swing Line Revolving Loan Commitment, (iii) the Total General Revolving Loan Commitment may not be terminated prior to termination of the Total Swing Line Revolving Commitment, and (iv) the Total General Revolving Loan Commitment may not be reduced below an amount equal to the Total Swing Line Revolving Commitment.

         4.3. MANDATORY ADJUSTMENTS OF COMMITMENTS, ETC. (a) The Total General Revolving Loan Commitment (and the General Revolving Loan Commitment of each Lender) shall terminate on the earlier of (x) the Maturity Date and (y) the date on which a Change of Control occurs.

         (b) The Total Swing Line Revolving Loan Commitment (and the Swing Line Revolving Loan Commitment of each Lender) shall terminate on the earlier of (x) the Maturity Date and (y) the date on which a Change of Control occurs.

         (c) The Total General Revolving Loan Commitment shall be permanently reduced, without premium or penalty, at the time that any mandatory prepayment of General Revolving Loans would be made pursuant to section 5.2(c), (d) or (e) if General Revolving Loans were then outstanding in the full amount of the Total General Revolving Commitment, in an amount at least equal to the required prepayment of principal of General Revolving Loans which would be required to be made in such circumstance; PROVIDED, that no such reduction occasioned by reference to section 5.2(c), (d) or (e) shall be required to be made which would have the effect of reducing the Total General Revolving Commitment below $100 million. Any such reduction shall apply to proportionately and permanently reduce the General Revolving Loan Commitment of each of the affected Lenders, and any partial reduction of the Total General Revolving Loan Commitment pursuant to this section 4.3(c) shall be in the amount of at least $1,000,000 (or, if greater, in integral multiples of $100,000). The Borrower will provide at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), of any reduction of the Total General Revolving Loan Commitment pursuant to this section 4.3(c), specifying the date and amount of the reduction.

         (d) The Borrower will, pursuant to section 4.2 or this section 4.3(d), without premium or penalty, permanently reduce the Total General Revolving Loan Commitment by (i) at least $5,000,000, on or before September 30, 1998, (ii) at least an additional $7,500,000, on or before September 30, 1999, (iii) at least an additional $10,000,000, on or before September 30, 2000, and (iv) at least an additional $12,500,000, on or before September 30, 2001. Any such reduction shall apply to proportionately and permanently reduce the General Revolving Loan Commitment of each of the affected Lenders, and any partial reduction of the Total General Revolving Loan Commitment pursuant to this section 4.3(d) shall be in an amount which is an integral multiple of $500,000. The Borrower will provide prompt written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) of any reduction of the Total General Revolving Loan Commitment pursuant to this section 4.3(d), specifying the date and amount of the reduction.

         4.4. EXTENSION OF MATURITY DATE. At any time after February 1, 2000 and during the 30 day period following delivery by the Borrower pursuant to section 8.1(a) of its consolidated financial statements for its fiscal year then most recently ended, and annually thereafter during the 30 day period following delivery by the Borrower of its consolidated financial statements pursuant to section 8.1(a), the Borrower may request the Administrative Agent to determine if all of the Lenders are then willing to extend the Maturity Date for a single additional year. If the Borrower so requests, the Administrative Agent will so advise the Lenders. If the Lenders in their sole discretion are all willing to so extend the Maturity Date, after taking into account such considerations as any Lender may deem relevant, the Borrower, the Administrative Agent and all of the Lenders (including each Letter of Credit Issuer) shall execute and deliver a definitive written instrument so extending the Maturity Date. No such extension of the Maturity Date shall be valid or effective for any purpose unless such definitive written instrument is so signed and delivered within 60 days following the giving by the Administrative Agent of notice to the Lenders that the Borrower has requested such an extension.

         SECTION 5.        PAYMENTS.

         5.1. VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay Revolving Loans, in whole or in part, without premium or penalty, from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at the Payment Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of its intent to prepay the Revolving Loans, whether such Loans are General Revolving Loans or Swing Line Revolving Loans, the amount of such prepayment and (in the case of Eurocurrency Loans) the specific Borrowing(s) pursuant to which made, which notice shall be received by the Administrative Agent by (x) 12:00 noon (local time at the Notice Office) three Business Days prior to the date of such prepayment, in the case of any prepayment of Eurocurrency Loans, or (y) 12:00 noon (local time at the Notice Office) on the date of such prepayment, in the case of any prepayment of Prime Rate Loans or Money Market Rate Loans, and which notice shall promptly be transmitted by the Administrative Agent to each of the affected Lenders; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal of at least $500,000 or an integral multiple of $100,000 in excess thereof, in the case of General Revolving Loans which are Prime Rate Loans, at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof, in the case of General Revolving Loans which are Eurocurrency Loans, and $100,000 or an integral multiple of $100,000 in excess thereof, in the case of Swing Line Revolving Loans PROVIDED that no partial prepayment of Eurocurrency Loans made pursuant to a Revolving Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Revolving Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; (iii) each prepayment in respect of any Revolving Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans; and (iv) each prepayment of Eurocurrency Loans or Money Market Rate Loans pursuant to this section 5.1 on any date other than the last day of the Interest period applicable thereto, in the case of Eurocurrency Loans, or the maturity thereof (as identified in the applicable Notice of Revolving Borrowing), in the case of Money Market Rate Loans, shall be accompanied by any amounts payable in respect thereof under section 2.11.

         5.2. MANDATORY PREPAYMENTS. (a) If on any date (after giving effect to any other payments on such date) the sum of (i) the aggregate outstanding principal amount of General Revolving Loans PLUS (ii) the aggregate outstanding principal amount of Competitive Bid Loans PLUS (iii) the aggregate amount of Letter of Credit Outstandings, exceeds the Total General Revolving Commitment as then in effect, the Borrower shall prepay on such date that principal amount of General Revolving Loans and, after General Revolving Loans have been paid in full, that principal amount of Competitive Bid Loans and, after Competitive Bid Loans have been paid in full, Unpaid Drawings, in an aggregate amount equal to such excess. If, after giving effect to the prepayment of General Revolving Loans, Competitive Bid Loans and Unpaid Drawings, the aggregate amount of Letter of Credit Outstandings exceeds the Total General Revolving Commitment as then in effect, the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess and the Administrative Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrower until the proceeds are applied to the secured obligations).

         (b) If on any date (after giving effect to any other payments on such date) the aggregate outstanding principal amount of Swing Line Revolving Loans exceeds:

                  (i) the Total Swing Line Revolving Commitment as then in effect, or

                  (ii) the Unutilized Total Revolving Loan Commitment as then in effect (taking into account any Competitive Bid Reductions and Receivables Program Reductions),

the Borrower shall prepay on such date Swing Line Revolving Loans in an aggregate principal amount at least equal to such excess.

         (c) Not later than the third Business Day following the date of receipt thereof by the Borrower and/or any of its Subsidiaries of the Cash Proceeds from any Asset Sale as to which a mandatory prepayment of Loans is required by section 9.2(g), an amount equal to 75% of the Net Cash Proceeds then received from such Asset Sale shall be applied as a mandatory prepayment of principal of
(x) FIRST, the then outstanding General Revolving Loans and (y) SECOND, once no General Revolving Loans remain outstanding, the then outstanding Competitive Bid Loans; PROVIDED, that the Borrower may upon written notice to the Administrative Agent postpone the application of all or any portion of such amount as is designated by the Borrower in such notice for a period of up to 12 months if the Borrower intends to reinvest the designated amount in capital expenditures or Permitted Acquisitions, and if such designated amount is so reinvested, no prepayment of Loans shall be required by reason of such Asset Sale. However, immediately after it becomes evident that any portion of any such designated amount will not be so reinvested, the Borrower will immediately apply such portion as a mandatory prepayment as aforesaid.

         (d) Not later than the Business Day following the date of the receipt thereof by the Borrower, an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions, placement agent commissions and other customary fees and costs associated therewith) from the public sale or private placement of debt securities, or any similar incurrence of Indebtedness for borrowed money, by the Borrower as contemplated by section 9.4(c), shall be applied as a mandatory prepayment of principal of (x) FIRST, the then outstanding General Revolving Loans, and (y) SECOND, once no General Revolving Loans remain outstanding, the then outstanding Competitive Bid Loans.

         (e) Not later than the Business Day following the date of the receipt thereof by the Borrower and/or any Subsidiary, an amount equal to 50% of the cash proceeds (net of underwriting discounts and commissions, placement agent fees and other customary fees and costs associated therewith) from any sale or issuance of equity securities by the Borrower or any Subsidiary after the Initial Borrowing Date (other than (i) any inter-company sale to the Borrower or any Subsidiary and (ii) any sale or issuance to management, employees (or key employees) or directors pursuant to stock option or similar plans for the benefit of management, employees (key employees) or directors generally) shall be applied as a mandatory repayment of principal of (x) FIRST, the then outstanding General Revolving Loans, and (y) SECOND, once no General Revolving Loans remain outstanding, the then outstanding Competitive Bid Loans.

         (f) On the date of which a Change of Control occurs, notwithstanding anything to the contrary contained in this Agreement, no further Borrowings shall be made and the then outstanding principal amount of all Loans, if any, shall become due and payable and shall be prepaid in full, and the Borrower shall contemporaneously either (i) cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions), or
(ii) the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to 100% of the Letter of Credit Outstandings and the Administrative Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrower until the proceeds are applied to the secured obligations).

         (g) With respect to each prepayment of Loans required by this section 4.2, the Borrower shall designate the Types of Loans which are to be prepaid, whether such Loans are General Revolving Loans or Swing Line Revolving Loans and the specific Borrowing(s) pursuant to which such prepayment is to be made, PROVIDED that (i) the Borrower shall first so designate all Loans that are Prime Rate Loans and Eurocurrency Loans with Interest Periods ending on the date of prepayment prior to designating any other Eurocurrency Loans for prepayment,
(ii) if the outstanding principal amount of Eurocurrency Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such prepayment, then all the Loans outstanding pursuant to such Borrowing shall be converted into Prime Rate Loans, and (iii) each prepayment of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under section 2.11. Any prepayment of Eurocurrency Loans pursuant to this section 4.2 shall in all events be accompanied by such compensation as is required by section 2.11.

         5.3. METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on its PRO RATA share) account of the Lenders entitled thereto, not later than 12:00 noon (local time at the Payment Office) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 12:00 noon (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

         5.4. NET PAYMENTS. (a) All payments made by the Borrower hereunder, under any Note or any other Credit Document, will be made without setoff, counterclaim or other defense. Except as otherwise provided for in section 5.4(c), all such payments will be made free and clear of, and without deduction or withholding for, any present or future United States withholding taxes. The Borrower will furnish to the Administrative Agent within 45 days after the date of any withholding or deduction on account of United States withholding taxes certified copies of tax receipts, or other evidence satisfactory to the Lender, evidencing payment thereof by the Borrower.

         (b) Each Lender that is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes agrees to provide to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the cases of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to section 13.4 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer and such Lender is in compliance with the provisions of this section 5.4(b)), on the date of such assignment or transfer to such Lender,
(i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement, any Note or any other Credit Document, or (ii) if the Lender is not a "bank" within the meaning of section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit G (any such certificate, a "SECTION 5.4(b)(ii) CERTIFICATE") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement, any Note or any other Credit Document. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 5.4(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement, any Note or any other Credit Document, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this section 5.4(b).

         (c) Notwithstanding anything to the contrary contained in section 5.4(a), the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for United States federal income tax purposes and which has not provided to the Borrower such forms that establish a complete exemption from such deduction or withholding (i) if such Lender has not provided to the Borrower the Internal Revenue Service forms required to be provided to the Borrower pursuant to section 5.4(b), or (ii) in the case of a payment other than interest, to a Lender described in clause (ii) of section 5.2(b) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes.

         SECTION 6.        CONDITIONS PRECEDENT.

         6.1. CONDITIONS PRECEDENT AT INITIAL BORROWING DATE. The obligation of the Lenders to make Revolving Loans, and of any Letter of Credit Issuer to issue Letters of Credit, is subject to the satisfaction of each of the following conditions on the Initial Borrowing Date:

                  (A) EFFECTIVENESS; REVOLVING NOTES. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender each appropriate Revolving Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

                  (B) SUBSIDIARY GUARANTY. Each of the Credit Parties named therein shall have entered into the Subsidiary Guaranty (the "SUBSIDIARY GUARANTY"), substantially in the form attached as Exhibit C, and the Subsidiary Guaranty shall be in full force and effect.

                  (C) FEES, ETC. The Borrower shall have paid or caused to be paid all fees required to be paid by it on or prior to such date pursuant to section 4 hereof and all reasonable fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent which have been invoiced on or prior to such date in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby.

                  (D) CORPORATE RESOLUTIONS AND APPROVALS. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, certified copies of the resolutions of the Board of Directors of the Borrower and each other Credit Party, approving the Credit Documents to which the Borrower or any such other Credit Party, as the case may be, is or may become a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the execution, delivery and performance by the Borrower or any such other Credit Party of the Credit Documents to which it is or may become a party.

                  (E) INCUMBENCY CERTIFICATE. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, a certificate of the Secretary or an Assistant Secretary of the Borrower and of each other Credit Party, certifying the names and true signatures of the officers of the Borrower or such other Credit Party, as the case may be, authorized to sign the Credit Documents to which the Borrower or such other Credit Party is a party and any other documents to which the Borrower or any such other Credit Party is a party which may be executed and delivered in connection herewith.

                  (F) OPINION OF COUNSEL. On the Initial Borrowing Date, the Administrative Agent shall have received an opinion, addressed to the Administrative Agent and each of the Lenders and dated the Initial Borrowing Date, from Squire, Sanders & Dempsey P.L.L., counsel to the Borrower, substantially in the form of Exhibit D hereto and covering such other matters incident to the transactions contemplated hereby as the Administrative Agent may reasonably request, such opinion to be in form and substance satisfactory to the Administrative Agent.

                  (G) EXISTING CREDIT AGREEMENT. Contemporaneously with the initial Borrowing hereunder, the Borrower shall have terminated the commitments of the lenders under its Credit Agreement, dated as of March 1, 1994, as amended, prepaid all borrowings thereunder, and if required in connection with such termination, made effective provision for any letters of credit issued thereunder to be supported by Letters of Credit issued hereunder.

                  (H) COMPLETION OF GENERAL AQUATICS ACQUISITION. Contemporaneously with the initial Borrowing hereunder, (i) the Borrower shall have completed the General Aquatics Acquisition pursuant to the Acquisition Agreement in compliance with all applicable laws;
         (ii) there shall have been no amendment to or other modification of the terms or conditions of any Acquisition Document, or any waiver of performance of any of the terms thereof, which in the opinion of the Required Lenders is materially adverse; (iii) the acquisition price for the General Aquatics Acquisition shall not exceed $69,000,000, plus assumed working capital debt of the seller of not more than $13,000,000; and (iv) the Borrower shall have made arrangements, satisfactory to the Required Lenders, to pay or prepay any Indebtedness so assumed or to which the acquired assets may be subject.

                  (I) APPROVALS, ETC. On the Initial Borrowing Date, (i) all material governmental and third party approvals in connection with the transactions contemplated by the Credit Documents and the Acquisition Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority (including any court having jurisdiction) which restrains or prevents such transactions or imposes, in the judgment of the Required Lenders or the Administrative Agent, materially adverse conditions upon the consummation of such transactions; and (ii) there shall be no legal restriction upon any Lender which prohibits, or imposes any material burdens upon any Lender in connection with, the extensions of credit contemplated by the Credit Documents.

                  (J) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be satisfactory in substance and form to the Administrative Agent and the Lenders and the Administrative Agent and its special counsel and the Lenders shall have received all such counterpart originals or certified or other copies of such documents as the Administrative Agent or its special counsel or any Lender (other than any Designated Bidder) may reasonably request.

         6.2. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS (OTHER THAN COMPETITIVE BID BORROWINGS). The obligations of the Lenders to make each Revolving Loan and/or of a Letter of Credit Issuer to issue each Letter of Credit is subject, at the time thereof, to the satisfaction of the following conditions:

                  (A) NOTICE OF REVOLVING BORROWING, ETC. The Administrative Agent shall have received a Notice of Revolving Borrowing meeting the requirements of section 2.3 with respect to the incurrence of Loans or a Letter of Credit Request meeting the requirement of section 3.2 with respect to the issuance of a Letter of Credit.

                  (B) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time thereof and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Revolving Loan or issuance of such Letter of Credit, except to the extent that such representations and warranties expressly relate to an earlier date.

The acceptance of the benefits of each Revolving Loan or issuance of a Letter of Credit shall constitute a representation and warranty by the Borrower to each of the Lenders that all of the applicable conditions specified in section 6.1 and/or 6.2, as the case may be, exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in section 6.1 or this section 6.2, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders, and the Administrative Agent will promptly distribute to the Lenders their respective Revolving Notes and the copies of such other certificates, legal opinions and documents.

         6.3. CONDITIONS PRECEDENT TO EACH COMPETITIVE BID BORROWING. The obligation of each Lender which is to make a Competitive Bid Loan on the occasion of a Competitive Bid Borrowing (including the initial Competitive Bid Borrowing) to make such Competitive Bid Loan as part of such Competitive Bid Borrowing is subject to satisfaction of each of the following conditions;

                  (A) NOTICE OF COMPETITIVE BID BORROWING. The Administrative Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto.

                  (B) COMPETITIVE BID NOTE. On or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Administrative Agent shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Loans to be made by such Lender as part of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Loan to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Loan in accordance with section 2.5.

                  (C) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time thereof and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Competitive Bid Loan, except to the extent that such representations and warranties expressly relate to an earlier date.

The acceptance of the benefits of each Competitive Bid Loan shall constitute a representation and warranty by the Borrower to each of the Lenders that all of the applicable conditions specified in this section 6.3 exist as of that time. The Administrative Agent will promptly distribute to the Lenders participating in such Competitive Bid Borrowing their respective Competitive Bid Notes.

         SECTION 7.        REPRESENTATIONS AND WARRANTIES.

         In order to induce the Lenders to enter into this Agreement and to make the Loans, and/or to issue and/or to participate in the Letters of Credit provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and each Credit Event:

         7.1. CORPORATE STATUS, ETC. Each of the Borrower and its Subsidiaries
(i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

         7.2.     SUBSIDIARIES.   Annex II hereto lists, as of the date hereof,
each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein).

         7.3. CORPORATE POWER AND AUTHORITY, ETC. The Borrower has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is party. The Borrower has duly executed and delivered each Credit Document to which it is party and each Credit Document to which it is party constitutes the legal, valid and binding agreement or obligation of the Borrower enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         7.4. NO VIOLATION. Neither the execution, delivery and performance by the Borrower of the Credit Documents to which it is party nor compliance with the terms and provisions thereof, nor the consummation of the loan transactions contemplated therein (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Borrower or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject, or (iii) will violate any provision of the articles of incorporation or code of regulations of the Borrower.

         7.5. GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required as a condition to (i) the execution, delivery and performance by the Borrower of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

         7.6. LITIGATION. There are no actions, suits or proceedings pending or, to, the knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries (i) that have, or could reasonably be expected to have, a Material Adverse Effect, or (ii) which question the validity or enforceability of any of the Credit Documents, or of any action to be taken by the Borrower pursuant to any of the Credit Documents.

         7.7. USE OF PROCEEDS; MARGIN REGULATIONS. (a) The proceeds of all Loans shall be utilized (i) to retire the Indebtedness referred to in section 6.1(f), (ii) to finance the acquisition of General Aquatics, and (iii) for other lawful purposes not inconsistent with the requirements of this Agreement.

         (b) No part of the proceeds of any Credit Event will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither any Credit Event, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Borrower or of the Borrower and its consolidated Subsidiaries that are subject to any "arrangement" (as such term is used in section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

         7.8. FINANCIAL STATEMENTS, ETC. (a) The Borrower has furnished to the Lenders and the Administrative Agent complete and correct copies of (i) the audited consolidated balance sheets of the Borrower and its consolidated subsidiaries as of September 30, 1996 and September 30, 1995 and the related audited consolidated statements of income, shareholders' equity, and cash flows of the Borrower and its consolidated subsidiaries for the fiscal years then ended, accompanied by the report thereon of Deloitte & Touche LLP; and (ii) the condensed consolidated balance sheets of the Borrower and its consolidated subsidiaries as of December 31, 1996 and September 30, 1996, and the related condensed consolidated statements of income and of cash flows of the Borrower and its consolidated subsidiaries for the three months ended December 31, 1996 and December 31, 1995, as included in the Borrower's Report on Form 10-Q filed with the SEC. All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present the financial position of the Borrower and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject in the case of any such financial statements which are unaudited, to normal audit adjustments, none of which will involve a Material Adverse Effect.

         (b) The Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that the Borrower has incurred to the Administrative Agent and the Lenders. The Borrower now has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its debts as they mature and the Borrower, as of the Initial Borrowing Date, owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay the Borrower's debts; and the Borrower is not entering into the Credit Documents with the intent to hinder, delay or defraud its creditors. Without limitation of the foregoing, on and as of the Initial Borrowing Date on a PRO FORMA basis after giving effect to the acquisition of General Aquatics and to all Indebtedness incurred and to be incurred by the Borrower in connection therewith, (i) the sum of the assets, at a fair valuation, of the Borrower will exceed its debts, (ii) the Borrower will not have incurred or intended to, or believe that it will, incur debts beyond its ability to pay such debts as such debts mature and (iii) the Borrower will have sufficient capital with which to conduct its business. For purposes of this section 7.8(b), "DEBT" means any liability on a claim, and "CLAIM" means (x) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         (c) The Borrower has delivered to the Lenders prior to the execution and delivery of this Agreement (i) a copy of the Borrower's Report on Form 10-K as filed (without Exhibits) with the SEC for its fiscal year ended September 30, 1996, which contains a general description of the business and affairs of the Borrower and its Subsidiaries, and (ii) financial projections prepared by management of the Borrower for the Borrower and its Subsidiaries for the fiscal years 1997-2001 which take into account, on a PRO FORMA basis, the General Aquatics Acquisition (the "FINANCIAL PROJECTIONS"). The Financial Projections were prepared on behalf of the Borrower in good faith after taking into account the existing and historical levels of business activity of the Borrower and its Subsidiaries, historical financial information with respect to the properties and business acquired in the General Aquatics Acquisition, as supplied by the seller, known trends, including general economic trends, and all other information, assumptions and estimates considered by management of the Borrower and its Subsidiaries to be pertinent thereto, taking into account the fact that such management is not intimately familiar with the properties and business acquired in the General Aquatics Acquisition. The Financial Projections were considered by management of the Borrower, as of such date of preparation, to be realistically achievable; PROVIDED, that no representation or warranty is made as to the impact of future general economic conditions or as to whether the Borrower's projected consolidated results as set forth in the Financial Projections will actually be realized; and PROVIDED, FURTHER, that the Borrower undertakes no responsibility for the accuracy of any historical information concerning the business or operations acquired in the General Aquatics Acquisition which is included in the Financial Projections. No facts are known to the Borrower at the date hereof which, if reflected in the Financial Projections, would result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.

         7.9. NO MATERIAL ADVERSE CHANGE. Since September 30, 1996, there has been no change in the condition, business or affairs of the Borrower and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, except for changes none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

         7.10. TAX RETURNS AND PAYMENTS. Each of the Borrower and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. The Borrower and each of its Subsidiaries has established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. The Borrower knows of no proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Borrower and its Subsidiaries have made, could reasonably be expected to have a Material Adverse Effect.

         7.11. TITLE TO PROPERTIES, ETC. The Borrower and each of its Subsidiaries has good and marketable title, in the case of real property, and good title (or valid leasehold interests, in the case of any leased property), in the case of all other property, to all of its properties and assets free and clear of Liens other than Liens permitted by section 9.3. The interests of the Borrower and each of its Subsidiaries in the properties reflected in the most recent balance sheet referred to in section 7.8, taken as a whole, were sufficient, in the judgment of the Borrower, as of the date of such balance sheet for purposes of the ownership and operation of the businesses conducted by the Borrower and such Subsidiaries.

         7.12. LAWFUL OPERATIONS, ETC. Except for known situations or incidents which are reserved for on the most recent consolidated balance sheet referred to in section 7.8 or which, if not so reserved, could not reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Subsidiaries is in full compliance with all material requirements imposed by law, whether federal or state, including (without limitation) Environmental Laws and zoning ordinances.

         7.13. ENVIRONMENTAL MATTERS. (a) The Borrower and each of its Subsidiaries is in compliance with all Environmental Laws governing its business except to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) would not reasonably be expected to have a Material Adverse Effect. All licenses, permits, registrations or approvals required for the business of the Borrower and each of its Subsidiaries, as conducted as of the Initial Borrowing Date, under any Environmental Law have been secured and the Borrower and each of its Subsidiaries is in substantial compliance therewith, except for such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received written notice, or otherwise knows, that it is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Borrower or such Subsidiary is a party or which would affect the ability of the Borrower or such Subsidiary to operate any real property and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as would not reasonably be expected to, in the aggregate, have a Material Adverse Effect. There are as of the Initial Borrowing Date no Environmental Claims pending or, to the best knowledge of the Borrower, threatened wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse

Effect. There are no facts, circumstances, conditions or occurrences on any Real Property now or at any time owned, leased or operated by the Borrower or any of its Subsidiaries or on any property adjacent to any such Real Property, which are known by the Borrower or as to which the Borrower or any such Subsidiary has received written notice, that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property of the Borrower or any of its Subsidiaries, or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Borrower or any of its Subsidiaries or (ii) released on any such Real Property, in each case where such occurrence or event is not in compliance with Environmental Laws and is reasonably likely to have a Material Adverse Effect.

         7.14. COMPLIANCE WITH ERISA. Compliance by the Borrower with the provisions hereof and Credit Events contemplated hereby will not involve any prohibited transaction within the meaning of ERISA or section 4975 of the Code. The Borrower and each of its Subsidiaries, (i) has fulfilled all obligations under minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multiemployer Plan or a Multiple Employer Plan, (ii) has satisfied all respective contribution obligations in respect of each Multiemployer Plan and each Multiple Employer Plan, (iii) is in compliance in all material respects with all other applicable provisions of ERISA and the Code with respect to each Plan, each Multiemployer Plan and each Multiple Employer Plan, and (iv) has not incurred any liability under the Title IV of ERISA to the PBGC with respect to any Plan, any Multiemployer Plan, any Multiple Employer Plan, or any trust established thereunder. No Plan or trust created thereunder has been terminated, and there have been no Reportable Events, with respect to any Plan or trust created thereunder or with respect to any Multiemployer Plan or Multiple Employer Plan, which termination or Reportable Event will or could result in the termination of such Plan, Multiemployer Plan or Multi Employer Plan and give rise to a material liability of the Borrower or any ERISA Affiliate in respect thereof. Neither the Borrower nor any ERISA Affiliate is at the date hereof, or has been at any time within the two years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a "contributing sponsor" (as such term is defined in section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Lenders in writing.

         7.15. INTELLECTUAL PROPERTY, ETC. The Borrower and each of its Subsidiaries has obtained or has the right to use all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others, EXCEPT for such patents, trademarks, servicemarks, trade names, copyrights, licenses and rights, the loss of which, and such conflicts, which in any such case individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         7.16. INVESTMENT COMPANY ACT, ETC. Neither the Borrower nor any of its Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Borrower Act of 1940, as amended, the Interstate Commerce Act, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, or any applicable state public utility law.

         7.17. BURDENSOME CONTRACTS; LABOR RELATIONS. The Borrower and the Subsidiaries (i) are not subject to any burdensome contract, agreement, corporate restriction, judgment, decree or order, (ii) are not parties to any labor dispute, (iii) are not subject to any material strikes, slow downs, workouts or other concerted interruptions of operations by employees of the Borrower or any Subsidiary, whether or not relating to any labor contracts, (iv) are not subject to any significant pending or, to the knowledge of the Borrower, threatened, unfair labor practice complaint, before the National Labor Relations Board, and (v) are not subject to any significant pending or, to the knowledge of the Borrower, threatened, grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement, (vi) are not subject to any significant pending or, to the knowledge of the Borrower, threatened, significant strike, labor dispute, slowdown or stoppage, and (vii) to the knowledge of the Borrower, no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries, EXCEPT (with respect to any matter specified in any of the above clauses), for such matters as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         7.18. EXISTING INDEBTEDNESS. Annex III sets forth a true and complete list, as of the date or dates set forth therein, of all Indebtedness of the Borrower and each of its Subsidiaries which (i) has an outstanding principal amount of at least $5,000,000 (all such Indebtedness, whether or not so listed, the "EXISTING INDEBTEDNESS") or (ii) is secured by any Lien on any property of the Borrower or any Subsidiary, and which will be outstanding on the Initial Borrowing Date after giving effect to the initial Borrowing hereunder, other than the Indebtedness created under the Credit Documents. The Borrower has provided to the Administrative Agent prior to the date of execution hereof true and complete copies of all agreements and instruments governing the Indebtedness listed on Annex III (the "EXISTING INDEBTEDNESS AGREEMENTS").

         7.19. ACQUISITION DOCUMENTS, ETC. (a) The Borrower has delivered to the Lenders prior to the execution and delivery of this Agreement (i) true and correct copies of all Acquisition Documents relating to the General Aquatics Acquisition, and (ii) a copy of the audited consolidated balance sheets of General Aquatics, Inc. and its consolidated subsidiaries as at December 31, 1996 and December 31, 1995, and the related audited consolidated statements of income, of cash flows and of shareholders' equity of General Aquatics and its consolidated subsidiaries.

         (b) On and as of the Initial Borrowing Date, (i) all material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required to be obtained, given, filed or taken by the Borrower in order to make or consummate the acquisition of General Aquatics in accordance with the Acquisition Documents will have been obtained, given, filed or taken and are or will be in full force and effect, except for filings, consents or notices not required by United States federal or state laws to be made at such time, which filings, consents or notices have been or will be made during the period in which they are required to be made and (ii) each component of the acquisition of General Aquatics shall have been consummated in accordance, in all material respects, with the applicable Acquisition Documents and in compliance, in all material respects, with all applicable laws.

         7.20. TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein, other than the Financial Projections (as to which representations are made only as provided in section 7.8), is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such person in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, except that any such future information consisting of financial projections prepared by the Borrower is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results.

         SECTION 8.        AFFIRMATIVE COVENANTS.

         The Borrower hereby covenants and agrees that so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations hereunder, have been paid in full:

         8.1. REPORTING REQUIREMENTS. The Borrower will furnish to each Lender and the Administrative Agent:

                  (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, of stockholder's equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by the opinion with respect to such consolidated financial statements of independent public accountants of recognized national standing selected by the Borrower, which opinion shall be unqualified and shall (i) state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its consolidated subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles, or (ii) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization).

                  (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, the unaudited condensed consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarterly period and the related unaudited condensed consolidated statements of income and of cash flows for such quarterly period, and setting forth, in the case of such unaudited consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which shall be certified on behalf of the Borrower by the Chief Financial Officer or other Authorized Officer of the Borrower, subject to changes resulting from normal year-end audit adjustments.

                  (c) BUDGET. Not later than 90 days after the commencement of any fiscal year of the Borrower and its Subsidiaries, a consolidated budget in reasonable detail for each of the four fiscal quarters of such fiscal year, and (if and to the extent prepared by management of the Borrower) for any subsequent fiscal years, as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the forecasted balance sheet, income statement, operating cash flows and capital expenditures of the Borrower and its Subsidiaries for the period covered thereby, and the principal assumptions upon which forecasts and budget are based.

                  (d) OFFICER'S COMPLIANCE CERTIFICATES. At the time of the delivery of the financial statements provided for in sections 8.1(a) and (b), a certificate on behalf of the Borrower of the Chief Financial Officer or other Authorized Officer of the Borrower to the effect that, to the best knowledge of the Borrower, no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish compliance with the provisions of sections 9.4, 9.5, 9.6, 9.7 and 9.8 of this Agreement and any additional calculations necessary for purposes of section 2.5(a) or 2.8(g).

                  (e) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within three Business Days after the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of


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



         any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, and
         (ii) any litigation or governmental or regulatory proceeding pending against the Borrower or any of its Subsidiaries which is likely to have a Material Adverse Effect or a material adverse effect on the ability of any the Borrower to perform its obligations hereunder or under any other Credit Document.

                  (f) AUDITORS' INTERNAL CONTROL COMMENT LETTERS, ETC. Promptly upon receipt thereof, a copy of each letter or memorandum commenting on internal accounting or auditing controls or procedures which is submitted to the Borrower by its independent accountants in connection with any annual audit made by them of the books of the Borrower.

                  (g) ERISA. Promptly, and in any event within 10 days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate on behalf of the Borrower of an Authorized Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto:

                           (i) that a Reportable Event has occurred with respect
                  to any Plan;

                           (ii) the institution of any steps by the Borrower,
                  any ERISA Affiliate, the PBGC or any other person to terminate any Plan;

                           (iii) the institution of any steps by the Borrower or
                  any ERISA Affiliate to withdraw from any Plan;

                           (iv) the institution of any steps by the Borrower or
                  any Subsidiary to withdraw from any Multiemployer Plan or Multiple Employer Plan, if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) in excess of $2,000,000;

                           (v) a non-exempt "prohibited transaction" within the
                  meaning of section 406 of ERISA in connection with any Plan;

                           (vi) that a Plan has an Unfunded Current Liability
                  exceeding $2,000,000;

                           (vii) any material increase in the contingent
                  liability of the Borrower or any Subsidiary with respect to any post-retirement welfare liability; or

                           (viii) the taking of any action by, or the
                  threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

                  (h) ENVIRONMENTAL MATTERS. Promptly upon, and in any event within 10 Business Days after, an officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters: (i) any pending or threatened (in writing) material Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries that (A) results in material noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (B) would reasonably be expected to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and (iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the Environmental Claim and the Borrower's or such Subsidiary's response thereto.

                  (i) SEC REPORTS AND REGISTRATION STATEMENTS. Promptly upon transmission thereof or other filing with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and annual, quarterly or current reports that the Borrower or any of its Subsidiaries files with the SEC.

                  (j) OTHER INFORMATION. With reasonable promptness, such other information or documents (financial or otherwise) relating to the Borrower or any of its Subsidiaries as any Lender may reasonably request from time to time.

         8.2. BOOKS, RECORDS AND INSPECTIONS. The Borrower will, and will cause each of its Subsidiaries to, (i) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower or such Subsidiaries, as the case may be, in accordance with GAAP; and (ii) permit, upon at least five Business Days' notice to the Chief Financial Officer or any other Authorized Officer of the Borrower, officers and designated representatives of the Administrative Agent or any of the Lenders to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession (but only to the extent the Borrower or such Subsidiary has the right to do so to the extent in the possession of another person), and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any of the Lenders may request; PROVIDED, that unless an Event of Default shall have occurred and be continuing or the Borrower shall otherwise agree (which agreement must be made on a basis of equivalent access by all Lenders), no individual Lender may require any such visit, inspection or examination on more than one occasion in any 12-month period.

         8.3. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, (a) maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Borrower and its Subsidiaries at the date hereof, and (b) forthwith upon any Lender's written request, furnish to such Lender such information about such insurance as such Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Lender and certified by an Authorized Officer of the Borrower.

         8.4. PAYMENT OF TAXES. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries; PROVIDED that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP; and PROVIDED, FURTHER, that the Borrower will not be considered to be in default of any of the provisions of this sentence if the Borrower or any Subsidiary fails to pay any such amount which, individually or in the aggregate, is immaterial.

         8.5. CORPORATE FRANCHISES. The Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, rights and authority, PROVIDED that any transaction permitted by section 9.2 will not constitute a breach of this section 8.5.

         8.6. ADEQUATE REPAIR. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in adequate repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements, thereto, to the extent and in the manner customary for companies in similar businesses.

         8.7. COMPLIANCE WITH STATUTES, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply, in all material respects, with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, other than those the noncompliance with which would not have, and which would not be reasonably expected to have, a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations under any Credit Document.

         8.8. COMPLIANCE WITH ENVIRONMENTAL LAWS. Without limitation of the covenants contained in section 8.7, the Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws which are not permitted under section 9.3. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries or transport or permit the transportation of Hazardous Materials to or from any such Real Property other than in compliance with applicable Environmental Laws and in the ordinary course of business, except for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations under any Credit Document. If required to do so under any applicable order of any governmental agency, the Borrower will undertake, and cause each of its Subsidiaries to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders of all governmental authorities, except to the extent that the Borrower or such Subsidiary is contesting such order in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP.

         8.9. FISCAL YEARS, FISCAL QUARTERS. If the Borrower shall change any of its or any of its Subsidiaries' fiscal years or fiscal quarters (other than the fiscal year or fiscal quarters of a person which becomes a Subsidiary, made at the time such person becomes a Subsidiary to conform to the Borrower's fiscal year and fiscal quarters), the Borrower will promptly, and in any event within 30 days following any such change, deliver a notice to the Administrative Agent and the Lenders describing such change and any material accounting entries made in connection therewith and stating whether such change will have any impact upon any financial computations to be made hereunder, and if any such impact is foreseen, describing in reasonable detail the nature and extent of such impact. If the Required Lenders determine that any such change will have any impact upon any financial computations to be made hereunder which is adverse to the Lenders, the Borrower will, if so requested by the Administrative Agent, enter into an amendment to this Agreement, in form and substance satisfactory to the Administrative Agent and the Required Lenders, modifying any of the financial covenants or related provisions hereof in such manner as the Required Lenders determine is necessary to eliminate such adverse effect.

         8.10. MOST FAVORED COVENANT STATUS. Should the Borrower at any time after the Effective Date, issue or guarantee any unsecured Indebtedness denominated in U.S. dollars for money borrowed or represented by bonds, notes, debentures or similar securities in an aggregate amount exceeding $10,000,000, to any lender or group of lenders acting in concert with one another, or one or more institutional investors, pursuant to a loan agreement, credit agreement, note purchase agreement, indenture, guaranty or other similar instrument, which agreement, indenture, guaranty or instrument, includes affirmative or negative business or financial covenants (or any events of default or other type of restriction which would have the practical effect of any affirmative or negative business or financial covenant, including, without limitation, any "put" or mandatory prepayment of such Indebtedness upon the occurrence of a "change of control") which are applicable to the Borrower, other than those set forth herein or in any of the other Credit Documents, the Borrower shall promptly so notify the Administrative Agent and the Lenders and, if the Administrative Agent shall so request by written notice to the Borrower (after a determination has been made by the Required Lenders that any of the above-referenced documents or instruments contain any such provisions, which either individually or in the aggregate, are more favorable to the Lenders than any of the provisions set forth herein), the Borrower, the Administrative Agent and the Lenders shall promptly amend this Agreement to incorporate some or all of such provisions, in the discretion of the Administrative Agent and the Required Lenders, into this Agreement and, to the extent necessary and reasonably desirable to the Administrative Agent and the Required Lenders, into any of the other Credit Documents, all at the election of the Administrative Agent and the Required Lenders. Notwithstanding the foregoing, the following types of covenants of the Borrower which are included in guaranties of Indebtedness of Foreign Subsidiaries (including so-called "comfort letters" issued by the Borrower in respect of Indebtedness of Foreign Subsidiaries) shall not be subject to the requirements of this section 8.10: (i) covenants of the Borrower to maintain the net worth or financial ratios of a Foreign Subsidiary at specified levels; (ii) covenants of the Borrower to loan or advance funds or make capital contributions to, or otherwise make investments in, a Foreign Subsidiary; and (iii) covenants of the Borrower to cause loans or advances to a Foreign Subsidiary which are made by the Borrower or its other Subsidiaries to be subordinated to other Indebtedness of such Foreign Subsidiary.

         8.11. CERTAIN SUBSIDIARIES TO JOIN IN SUBSIDIARY GUARANTY. In the event that at any time after the Initial Borrowing Date the Borrower has any Material Subsidiary (other than a Foreign Subsidiary) which is not a party to the Subsidiary Guaranty, the Borrower will notify the Administrative Agent in writing of such event, identifying the Material Subsidiary in question and referring specifically to the rights of the Agent and the Banks under this section. The Borrower will, within 30 days following request therefor from the Administrative Agent, cause such Material Subsidiary to deliver to the Administrative Agent, in sufficient quantities for the Lenders, (i) a joinder supplement, satisfactory in form and substance to the Administrative Agent and the Required Lenders, duly executed by such Material Subsidiary, pursuant to which such Material Subsidiary joins in the Subsidiary Guaranty as a guarantor thereunder, and (ii) if such Material Subsidiary is a corporation, resolutions of the Board of Directors of such Material Subsidiary, certified by the Secretary or an Assistant Secretary of such Material Subsidiary as duly adopted and in full force and effect, authorizing the execution and delivery of such joinder supplement, or if such Material Subsidiary is not a corporation, such other evidence of the authority of such Material Subsidiary to execute such joinder supplement as the Administrative Agent may reasonably request.

         8.12. HEDGE AGREEMENTS, ETC. The Borrower will, and will cause each of its Subsidiaries to, enter into Hedge Agreements (i) in order to provide protection to the Borrower or any such Subsidiary from fluctuations and other changes in interest rates and currency exchange rates, as and to the extent considered reasonably necessary by the Borrower, but without exposing the Borrower or its Subsidiaries to predominantly speculative risks unrelated to the amount of Indebtedness or assets intended to be subject to coverage on a notional basis under all such Hedge Agreements; and (ii) in the case of any Hedge Agreement entered into after the Effective Date, only if the proposed form thereof (including any proposed pricing or other material terms) has been provided to the Administrative Agent contemporaneously with the entry into such Hedge Agreement.

         8.13. SENIOR DEBT. The Borrower will at all times ensure that (a) the claims of the Lenders in respect of the Obligations of the Borrower will not be subordinate to, and will in all respects at least rank PARI PASSU with, the claims of every other senior unsecured creditor of the Borrower, and (b) any Indebtedness subordinated in any manner to the claims of any other senior unsecured creditor of the Borrower will be subordinated in like manner to such claims of the Lenders.

         SECTION 9.        NEGATIVE COVENANTS.

         The Borrower hereby covenants and agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder are paid in full:

         9.1. CHANGES IN BUSINESS. Neither the Borrower nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Subsidiaries, would be substantially changed from the general nature of the business engaged in by the Borrower and its Subsidiaries on the date hereof.

         9.2. CONSOLIDATION, MERGER OR SALE OF ASSETS, ETC. The Borrower will not, and will not permit any Subsidiary to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation or sell or otherwise dispose of any of its property or assets (but excluding any sale or disposition of obsolete or excess furniture, fixtures or equipment or excess vacant land in the ordinary course of business), or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any person (excluding any purchases, leases or other acquisitions of property or assets in, and for use in, the ordinary course of business) or agree to do any of the foregoing at any future time, EXCEPT that the following shall be permitted:

                  (a) CAPITAL EXPENDITURES: capital expenditures by the Borrower and its Subsidiaries for furniture, fixtures, equipment, improvements to Real Property, or for the acquisition of improved or unimproved facilities or Real Property other than on a "going concern" basis;

                  (b) SALES OF RECEIVABLES: sales of receivables in transactions permitted by section 9.4(d);

                  (c) PERMITTED INVESTMENTS: the investments permitted pursuant to section 9.5;

                  (d) GENERAL AQUATICS ACQUISITION: the General Aquatics Acquisition as contemplated by the Acquisition Documents;

                  (e) CERTAIN INTERCOMPANY MERGERS, ETC.: if no Default or Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger or consolidation of any Wholly- Owned Subsidiary with or into the Borrower or another Wholly-Owned Subsidiary, so long as in any merger or consolidation involving the Borrower the Borrower is the surviving or continuing corporation, or the liquidation or dissolution of any Subsidiary, or (ii) the transfer or other disposition of any property by the Borrower to any Wholly-Owned Subsidiary or by any Wholly-Owned Subsidiary to the Borrower or any other Wholly-Owned Subsidiary of the Borrower;

                  (f) PERMITTED ACQUISITIONS: if no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any Subsidiary may make Permitted Acquisitions, PROVIDED that (i) at least five Business Days prior to the date of any such Permitted Acquisition which involves consideration (including the amount of any assumed Indebtedness and (without duplication) any outstanding Indebtedness of any person which becomes a Subsidiary as a result of such Permitted Acquisition) of $10,000,000 or more, the Borrower shall have delivered to the Administrative Agent an officer's certificate executed on behalf of the Borrower by an Authorized Officer of the Borrower, which certificate shall (A) contain the date such Permitted Acquisition is scheduled to be consummated, (B) contain the estimated purchase price of such Permitted Acquisition, (C) contain a description of the property and/or assets acquired in connection with such Permitted Acquisition, (D) demonstrate that at the time of making any such Permitted Acquisition the covenants contained in sections 9.7 and 9.8 shall be complied with on a PRO FORMA basis as if the properties and/or assets so acquired had been owned by the Borrower, and the Indebtedness assumed and/or incurred to acquire and/or finance same has been outstanding, for the 12 month period immediately preceding such acquisition (without giving effect to any credit for unobtained or unrealized gains in connection with such Permitted Acquisition, but taking into account such adjustments to the overhead of such properties and assets as may reasonably determined and specified by the Borrower to reflect the overhead generally applicable to similar properties and assets owned by the Borrower and its Subsidiaries, as and to the extent the Administrative Agent determines (acting on instructions from the Required Lenders) such adjustments to be reasonable and appropriate under the particular circumstances), and (E) if requested by the Administrative Agent, attach thereto a true and correct copy of the then proposed purchase agreement, merger agreement or similar agreement, partnership agreement and/or other contract entered into in connection with such Permitted Acquisition; and (ii) the cumulative aggregate consideration (including the amount of any assumed Indebtedness and (without duplication) any outstanding Indebtedness of any person which becomes a Subsidiary as a result of a Permitted Acquisition) for all Permitted Acquisitions completed after the Initial Borrowing Date and on or prior to September 30, 1998 does not exceed $40,000,000;

                  (g) PERMITTED DISPOSITIONS: if no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any of its Subsidiaries may (i) sell any property, land or building (including any related receivables or other intangible assets) to any person which is not a Subsidiary of the Borrower, or (ii) sell the entire capital stock (or other equity interests) and Indebtedness of any Subsidiary owned by the Borrower or any other Subsidiary to any person which is not a Subsidiary of the Borrower, or (iii) permit any Subsidiary to be merged or consolidated with a person which is not an Affiliate of the Borrower, or (iv) consummate any other Asset Sale with a person who is not a Subsidiary of the Borrower; PROVIDED that (A) the consideration for such transaction represents fair value (as determined by management of the Borrower), (B) all such assets, capital stock (or other equity interests) and Indebtedness or Subsidiary so disposed of during any fiscal year of the Borrower shall not have an aggregate fair value which is greater than an amount equal to 5% of the Total Net Assets of the Borrower as at the end of its most recently completed fiscal year prior thereto for which financial statements have been delivered pursuant to section 8.1(a), (C) all such assets, capital stock (or other equity interests) and Indebtedness or Subsidiary so disposed of after March 31, 1997 shall not at any time on a cumulative basis have an aggregate fair value which is greater than an amount equal to 10% of the Total Net Assets of the Borrower as at the end of its most recently completed fiscal year prior thereto for which financial statements have been delivered pursuant to section 8.1(a),
         (D) in the case of any such transaction involving consideration in excess of $10,000,000, at least five Business Days prior to the date of completion of such transaction the Borrower shall have delivered to the Administrative Agent an officer's certificate executed on behalf of the Borrower by an Authorized Officer of the Borrower, which certificate shall contain a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated purchase price or other consideration for such transaction, financial information pertaining to compliance with the preceding clauses (B) and
         (C), and which shall (if requested by the Administrative Agent) include a certified copy of the draft or definitive documentation pertaining thereto, and (E) contemporaneously therewith, the Borrower prepays Loans as and to the extent contemplated by section 5.2(c); and PROVIDED, FURTHER, that the restrictions contained in this section 9.2(g) shall not apply to, and there shall be excluded from any computations under this section 9.2(g), any isolated sales or other dispositions of assets having a value less than $500,000, the sale of certain currently-owned Real Property located in Daytona Beach, Florida, and any dispositions of certain property, assets and business identified to the Lenders in a letter dated as of the date hereof which makes reference to this section 9.2(g); and

                  (h) LEASES: the Borrower or any of its Subsidiaries may enter into leases of property or assets not constituting Permitted Acquisitions in the ordinary course of business not otherwise in violation of this Agreement.

         9.3. LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with or without recourse to the Borrower or any of its Subsidiaries, other than for purposes of collection in the ordinary course of business) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, EXCEPT that the foregoing restrictions shall not apply to:

                  (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

                  (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any Subsidiary;

                  (c) Liens created by this Agreement or the other Credit Documents;

                  (d) Liens (i) in existence on the Initial Borrowing Date which are listed, and the Indebtedness secured thereby and the property subject thereto on the Initial Borrowing Date described, in Annex IV, or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, PROVIDED that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets;

                  (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under section 10.1(f);

                  (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; and mechanic's Liens, carrier's Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements;

                  (g) Leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;

                  (h) easements, rights-of-way, zoning or deed restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material, respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (i) Liens arising from financing statements regarding leases not in violation of this Agreement;

                  (j) Liens created by virtue of Capitalized Lease Obligations, PROVIDED that such Liens are only in respect of the property or assets subject to, and secure only, the respective Capital Lease;

                  (k) Liens (i) placed upon equipment or machinery used in the ordinary course of business of the Borrower or any Subsidiary at the time of (or within 180 days after) the acquisition thereof by the Borrower or any such Subsidiary to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, PROVIDED that the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or any such Subsidiary; or (ii) existing on property or other assets at the time acquired by the Borrower or any Subsidiary or on assets of a person at the time such person first becomes a Subsidiary of the Borrower, PROVIDED that (A) any such Liens were not created at the time of or in contemplation of the acquisition of such assets or person by the Borrower or any of its Subsidiaries, (B) in the case of any such acquisition of a person, any such Lien attaches only to the property and assets of such person, (C) in the case of any such acquisition of property or assets by the Borrower or any Subsidiary, any such Lien attaches only to the property and assets so acquired and not to any other property or assets of the Borrower or any Subsidiary,
         (D) the Indebtedness secured by any such Lien does not exceed 100% of the fair market value of the property and assets to which such Lien attaches, determined at the time of the acquisition of such property or asset or the time at which such person becomes a Subsidiary of the Borrower (except in the circumstances described in this clause (ii) above to the extent such Liens constituted customary purchase money Liens at the time of incurrence and were entered into in the ordinary course of business), and (E) the Indebtedness secured thereby is permitted by section 9.4(b); and

                  (l) Liens and security interests arising under and securing sales of receivables permitted under section 9.4(d).

         9.4. INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of the Borrower or any of its Subsidiaries, EXCEPT:

                  (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

                  (b) Indebtedness of the Borrower or any Subsidiary (i) subject to Liens permitted by section 9.3(k), or (ii) in respect of Capital Leases; PROVIDED that the aggregate principal amount of such Indebtedness referred to in the preceding clause (i) and the aggregate amount of Capitalized Lease Obligations under such Capital Leases referred to in the preceding clause (ii), shall not exceed in the aggregate at any time outstanding an amount equal to 15% of the Borrower's Consolidated Net Worth as at the end of its most recently completed fiscal quarter prior thereto for which financial statements have been delivered pursuant to section 8.1(a) or (b);

                  (c) unsecured Indebtedness of the Borrower in the aggregate principal amount of up to $50,000,000, having a weighted average life to maturity (computed in accordance with standard financial practices) at the time of incurrance thereof in excess of 5 years, incurred pursuant to a private placement or public offering of the Borrower's debt securities;

                  (d) Indebtedness of the Borrower and/or any of its Subsidiaries under one or more sale of receivables programs which apply only to the Borrower's and/or any Subsidiary's trade receivables and under which the Borrower and/or any Subsidiary may sell, with full or limited recourse, trade receivables arising in the ordinary course of business, PROVIDED that the aggregate outstanding balance of the trade receivables involved in any such program (including any such receivables which are attributable to "over-collateralization") do not exceed $35,000,000 at any time;

                  (e) Indebtedness of Foreign Subsidiaries of the Borrower, and Indebtedness of branches of the Borrower that are incorporated under the laws of a country other than the United States, not in excess of $15,000,000 (or the equivalent in any applicable currency or currencies) outstanding at any time, whether or not supported by Letters of Credit issued hereunder;

                  (f) Existing Indebtedness, to the extent not otherwise permitted pursuant to the foregoing clauses; and any refinancing, extension, renewal or refunding of any such Existing Indebtedness not involving an increase in the principal amount thereof or a reduction of more than 10% in the remaining weighted average life to maturity thereof (computed in accordance with standard financial practice);

                  (g) Indebtedness of the Borrower under Hedge Agreements;

                  (h) Indebtedness of the Borrower to any of its Subsidiaries, and Indebtedness of any of the Borrower's Subsidiaries to the Borrower or to another Subsidiary of the Borrower, in each case to the extent permitted under section 9.5;

                  (i) Indebtedness in respect of letters of credit other than Letters of Credit issued hereunder, PROVIDED that (without duplication for Letters of Credit which support any such letters of credit) the face amount of such letters of credit outstanding at any time, plus the Letter of Credit Outstandings does not exceed $25,000,000;

                  (j) to the extent not otherwise permitted by the foregoing clauses, Subordinated

         Indebtedness of the Borrower; and

                  (k) Guaranty Obligations permitted under section 9.5.

         9.5. ADVANCES, INVESTMENTS, LOANS AND GUARANTY OBLIGATIONS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) lend money or credit or make advances to any person, (b) purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any person, (c) create, acquire or hold any Subsidiary,
(d) be or become a party to any joint venture or partnership, or (e) be or become obligated under any Guaranty Obligations, EXCEPT:

                  (i) the Borrower or any of its Subsidiaries may invest in cash and Cash Equivalents;

                  (ii) the Borrower and its Subsidiaries may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                  (iii) loans and advances to employees for business-related travel expenses, moving expenses, costs of replacement homes and other similar expenses, in each case incurred in the ordinary course of business, shall be permitted;

                  (iv) investments in the capital of Wholly-Owned Subsidiaries which are not Foreign Subsidiaries;

                  (v) existing investments in Subsidiaries which are not Wholly-Owned Subsidiaries (and any increases thereof attributable to increases in retained earnings);

                  (vi) the existing investments and guarantees described on Annex V hereto;

                  (vii) loans and advances by any Subsidiary of the Borrower to the Borrower, PROVIDED that the Indebtedness represented thereby constitutes Subordinated Indebtedness;

                  (viii) loans and advances by the Borrower or by any Subsidiary of the Borrower to, or other investments in, any Subsidiary of the Borrower; PROVIDED that the cumulative aggregate amount of all such loans, advances and investments after March 31, 1997 to or in all Foreign Subsidiaries of the Borrower and all Subsidiaries of the Borrower which are not Wholly-Owned Subsidiaries, shall not exceed $20,000,000;

                  (ix) investments acquired by the Borrower or any of its Subsidiaries (A) in exchange for any other investment held by the Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment, or (B) as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default;

                  (x) any unsecured guaranty of the Indebtedness described in section 9.4(e) or (i);

                  (xi) investments of the Borrower and its Subsidiaries in Hedge Agreements;

                  (xii) Guaranty Obligations of (A) the Borrower or any Subsidiary in respect of leases which are not prohibited by under this Agreement and (B) the Borrower or any Subsidiary in respect of any other person (other than in respect of indebtedness for borrowed money) arising as a matter of applicable law because the Borrower or such Subsidiary is or is deemed to be a general partner of such other person;

                  (xiii) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business;

                  (xiv) any loans, advances and investments, including investments in joint ventures, in or to any person which is not a Subsidiary of the Borrower and which are not otherwise permitted by the foregoing clauses, made after March 31, 1997 which, on a cumulative basis taking into account the repayment of any such loans or advances, does not at any time exceed $10,000,000; and

                  (xv) any Guaranty Obligations not otherwise permitted under the foregoing clauses, PROVIDED the amount thereof does not exceed $5,000,000 at any time.

         9.6. DIVIDENDS, ETC. The Borrower will not declare or pay any dividends (other than dividends payable solely in common stock of the Borrower) on, or make any other distribution or payment on account of (other than in shares of the common stock of the Borrower), and the Borrower will not, and will not permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire, any shares of any class of the capital stock of the Borrower, whether now or hereafter outstanding, UNLESS at the time of such declaration, payment, distribution, purchase, redemption, retirement or other acquisition, and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing or shall result therefrom, and (ii) the sum of (A) the aggregate amount of all dividends declared on, and distributions and payments made with respect to such capital stock (except in shares of common stock of the Borrower) subsequent to September 30, 1996, PLUS (B) the aggregate amount of all purchases, redemptions, retirements and other acquisitions of shares of capital stock of the Borrower made subsequent to September 30, 1996, will not be in excess of an amount equal to 50% of the Consolidated Net Income of the Borrower for the period (considered as a single accounting period) which commenced October 1, 1996 and which terminates at the end of the last calendar month preceding the date of such proposed declaration, payment, distribution, purchase, redemption, retirement or other acquisition (or, in case such Consolidated Net Income of the Borrower shall be a loss for such period, then $-0-), excluding from such Consolidated Net Income any gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains and other one-time non-cash gains, which are included therein. The provisions of this section 9.6 shall not prevent the payment of any dividend which on the date of its declaration shall not be prohibited by this section 9.6, PROVIDED that such declaration shall have been within 60 days of the payment date and no Default or Event of Default shall otherwise have occurred and be continuing on the payment date.

         9.7. TOTAL INDEBTEDNESS/EBITDA RATIO. The Borrower will not at any time permit the ratio of (i) the amount of Total Indebtedness to (ii) EBITDA for any Testing Period to exceed the ratio shown below for any applicable period:

================================================================================
                 PERIOD                                     RATIO
--------------------------------------------------------------------------------
Initial Borrowing Date                                  4.00 to 1.00
through 9/30/98
--------------------------------------------------------------------------------
10/1/98 through 9/30/99                                 3.50 to 1.00
--------------------------------------------------------------------------------
Thereafter                                              3.00 to 1.00
================================================================================

         9.8. FIXED CHARGE COVERAGE RATIO. The Borrower will not permit its Fixed Charge Coverage Ratio for any Testing Period to be less than 1.40 to 1.00.

         9.9. PREPAYMENTS AND REFINANCINGS OF SUBORDINATED DEBT, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of, or refinance or refund, any Subordinated Indebtedness of the Borrower referred to in section 9.4(i); PROVIDED that the Borrower may refinance or refund any such Subordinated Indebtedness if the aggregate principal amount thereof is not increased, the weighted average life to maturity thereof (computed in accordance with standard financial practice) is not reduced by more than 10%, and there is no change in the subordination provisions applicable thereto which is materially adverse to the Lenders.

         9.10. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of the Borrower, any Subsidiary, and in the case of a Subsidiary, the Borrower or another Subsidiary) other than in the ordinary course of business of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a person other than an Affiliate, EXCEPT (i) loans, advances and investments permitted by section 9.5, (ii) sales of goods to an Affiliate for use or distribution outside the United States which in the good faith judgment of the Borrower complies with any applicable legal requirements of the Code, or (iii) agreements and transactions with and payments to officers, directors and shareholders which are either (A) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (B) entered into outside the ordinary course of business, approved by the directors or shareholders of the Borrower, and not prohibited by any of the provisions of this Agreement.

         9.11. LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any contractual encumbrance or restriction in or on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any of the Borrower's other Subsidiaries, or transfer any of its property or assets to the Borrower or any of the Borrower's other Subsidiaries, EXCEPT for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement entered into by any Subsidiary of the Borrower in the ordinary course of business, (v) customary provisions restricting the transfer of assets subject to Liens permitted under section 9.3(k), (vi) encumbrances and restrictions contained in the Existing Indebtedness Agreements as in effect on the Effective Date and customary restrictions governing any of the Indebtedness of a Subsidiary permitted pursuant to 9.4, (vii) any document relating to Indebtedness secured by a Lien permitted by section 9.3, insofar as the provisions thereof limit grants of junior liens on the assets securing such Indebtedness, and (viii) any operating lease or Capital Lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other person.

         9.12. LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS. The Borrower will not, nor will it permit any Subsidiary to, enter into any Sale and Lease-Back Transaction involving any individual property (or related group of properties as part of the same Sale and Lease-Back Transaction) having a Value over $2,000,000 unless either (a) the Borrower or such Subsidiary would be entitled to incur Indebtedness secured by a Lien on such property pursuant to section 9.4(b), or
(b) the Borrower shall voluntarily permanently reduce the Unutilized Total General Revolving Commitment by an amount at least equal to the Value of such Sale and Lease-Back Transaction.


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         SECTION 10.       EVENTS OF DEFAULT.

         10.1. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "EVENT OF DEFAULT"):

                  (a) PAYMENTS: the Borrower shall (i) default in the payment when due of any principal of the Loans or any reimbursement obligation in respect of any Unpaid Drawing or (ii) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

                  (b) REPRESENTATIONS, ETC.: any representation, warranty or statement made by the Borrower or any other Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  (c) COVENANTS: the Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in section 9.2, 9.3, 9.4, 9.5, 9.6, 9.7, 9.8 or 9.12 of this
         Agreement, or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in clause (a) or (b) above or the preceding clause (i) of this clause (c)) contained in this Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after notice by the Administrative Agent or the Required Lenders; or

                  (d) CROSS DEFAULT UNDER OTHER AGREEMENTS: the Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) having an unpaid principal amount of $5,000,000 or greater, and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof); or

                  (e) SUBSIDIARY GUARANTY: the Subsidiary Guaranty (once executed and delivered) shall cease for any reason (other than termination in accordance with its terms) to be in full force and effect; or any Credit Party shall default in any payment obligation thereunder; or any Credit Party shall default in any material respect in the due performance and observance of any other obligation thereunder and such default shall continue unremedied for a period of at least 30 days after notice by the Administrative Agent or the Required Lenders; or any Credit Party shall (or seek to) disaffirm or otherwise limit its obligations thereunder otherwise than in strict compliance with the terms thereof; or

                  (f) JUDGMENTS: one or more judgments or decrees shall be entered against the Borrower and/or any of its Subsidiaries involving a liability (whether or not covered by insurance) of $5,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and its Subsidiaries) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (g) BANKRUPTCY, ETC.: the Borrower or any of its Material Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or an involuntary case is


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



         commenced against the Borrower or any of its Material Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Material Subsidiaries; or the Borrower or any of its Material Subsidiaries commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "CONSERVATOR") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Material Subsidiaries; or any such proceeding is commenced against the Borrower or any of its Material Subsidiaries to the extent such proceeding is consented by such person or remains undismissed for a period of 60 days; or the Borrower or any of its Material Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Material Subsidiaries suffers any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Borrower or any of its Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate (or similar organizational) action is taken by the Borrower or any of its Material Subsidiaries for the purpose of effecting any of the foregoing; or

                  (h) ERISA: (i) any of the events described in clauses (i) through (viii) of section 8.1(g) shall have occurred; or (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) any such event or events or any such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect; or

                  (i) MATERIAL ADVERSE EFFECT: any event or circumstance shall occur or exist which has a Material Adverse Effect upon the Borrower, as compared to the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries as reflected in the financial statements and the Financial Projections referred to in section 7.8.

         10.2. ACCELERATION, ETC. Upon the occurrence of any Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (PROVIDED that, if an Event of Default specified in section 10.1(g) shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans, all Unpaid Drawings and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; and (iv) direct the Borrower to pay (and the Borrower hereby agrees that on receipt of such notice or upon the occurrence of an Event of Default with respect to the Borrower under section 10.1(g), it will pay) to the Administrative Agent an amount of cash equal to the aggregate Stated Amount of all Letters of Credit then outstanding (such amount to be held as security after the Borrower's reimbursement obligations in respect thereof).

         10.3. APPLICATION OF LIQUIDATION PROCEEDS. All monies received by the Administrative Agent or any Lender from the exercise of remedies hereunder or under the other Credit Documents or under any other documents relating to this Agreement shall, unless otherwise required by the terms of the other Credit Documents or by applicable law, be applied as follows:


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                  (i) FIRST, to the payment of all expenses (to the extent not paid by the Borrower) incurred by the Administrative Agent and the Lenders in connection with the exercise of such remedies, including, without limitation, all reasonable costs and expenses of collection, attorneys' fees, court costs and any foreclosure expenses;

                  (ii) SECOND, to the payment PRO RATA of interest then accrued on the outstanding Loans;

                  (iii) THIRD, to the payment PRO RATA of any fees then accrued and payable to the Administrative Agent, any Letter of Credit Issuer or any Lender under this Agreement in respect of the Loans or the Letter of Credit Outstandings;

                  (iv) FOURTH, to the payment PRO RATA of (A) the principal balance then owing on the outstanding Loans, and (B) the Stated Amount of the Letter of Credit Outstandings (to be held and applied by the Administrative Agent as security for the reimbursement obligations in respect thereof);

                  (v) FIFTH, to the payment to the Lenders of any amounts then accrued and unpaid under sections 2.10, 2.11 and 3.5 hereof, and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts PRO RATA;

                  (vi) SIXTH, to the payment PRO RATA of all other amounts owed by the Borrower to the Administrative Agent, to any Letter of Credit Issuer or any Lender under this Agreement or any other Credit Document, and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts PRO RATA; and

                  (vii) FINALLY, any remaining surplus after all of the Obligations have been paid in full, to the Borrower or to whomsoever shall be lawfully entitled thereto.

         SECTION 11.       THE ADMINISTRATIVE AGENT.

         11.1. APPOINTMENT. Each Lender hereby irrevocably designates and appoints NCB as Administrative Agent to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes NCB as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this section 11 are solely for the benefit of the Administrative Agent, and the Lenders, and the Borrower and its Subsidiaries shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.

         11.2. DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by section 11.3.


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         11.3. EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any
of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement (except for its or such person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or of its Subsidiaries or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Borrower or any Subsidiary of the Borrower or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

         11.4. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         11.5. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         11.6. NON-RELIANCE. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the


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Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         11.7. INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such ratably according to their respective Revolving Loans and Unutilized Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower, PROVIDED that no Lender shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this section 11.7 shall survive the payment of all Obligations.

         11.8. THE ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries and their Affiliates as though not acting as Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         11.9. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as the Administrative Agent upon 20 days' notice to the Lenders and the Borrower. The Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders subject to prior approval by the Borrower (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         11.10. SYNDICATION AGENT. ABN AMRO Bank N. V. will act as Syndication Agent for the original Lenders named herein as contemplated by the letter agreement dated April 14, 1996 with the Borrower.

         11.11. OTHER AGENTS. Any Lender identified herein as a Co-Agent, Documentation Agent or any other corresponding title, other than "Administrative Agent" or "Syndication Agent", shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Credit Document except those


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applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.

         SECTION 12.       GUARANTY BY THE BORROWER.

         12.1. GUARANTY OF CERTAIN SUBSIDIARY BORROWINGS. The Borrower hereby unconditionally guarantees, for the benefit of the Administrative Agent and the Lenders, the full and punctual payment by each Foreign Subsidiary of the Borrower of all Indebtedness of such Foreign Subsidiary which is supported by a Letter of Credit issued to a holder of such Indebtedness which is a Lender or a branch, agency or Affiliate of a Lender (or any agent therefor) (herein, the "GUARANTEED OBLIGATIONS"). Upon failure by any such Foreign Subsidiary to pay punctually any such amount, the Borrower shall forthwith on demand by the Administrative Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any other applicable Credit Document.

         12.2. ADDITIONAL UNDERTAKING. As a separate, additional and continuing obligation, the Borrower unconditionally and irrevocably undertakes and agrees, for the benefit of the Administrative Agent and the Lenders, that, should any amounts not be recoverable from the Borrower under section 12.1 for any reason whatsoever (including, without limitation, by reason of any provision of any Credit Document or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any notice or knowledge thereof by any Lender, the Administrative Agent, any of their respective Affiliates, or any other person, at any time, the Borrower as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent, for the account of the Lenders and the Administrative Agent, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Credit Documents.

         12.3. GUARANTY UNCONDITIONAL, ETC. The obligations of the Borrower under this section shall be unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

                  (i) any extension, renewal, settlement, compromise, waiver or release in respect to any Guaranteed Obligation of any Foreign Subsidiary under any agreement or instrument, by operation of law or otherwise;

                  (ii) any modification or amendment of or supplement to this Agreement, any Note, any other Credit Document, or any agreement or instrument evidencing or relating to any Guaranteed Obligation;

                  (iii) any release, non-perfection or invalidity of any direct or indirect security for any Guaranteed Obligation of any Foreign Subsidiary under any agreement or instrument evidencing or relating to any Guaranteed Obligation;

                  (iv) any change in the corporate existence, structure or ownership of any Foreign Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Foreign Subsidiary or its assets or any resulting release or discharge of any obligation of any Foreign Subsidiary contained in any agreement or instrument evidencing or relating to any Guaranteed Obligation;

                  (v) the existence of any claim, set-off or other rights which the Borrower may have at any time against any Foreign Subsidiary, the Administrative Agent, any Lender or any other person, whether in connection herewith or any unrelated transactions;

                  (vi) any invalidity or unenforceability relating to or against any Foreign Subsidiary for any reason of any agreement or instrument evidencing or relating to any Guaranteed Obligation, or any


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         provision of applicable law or regulation purporting to prohibit the payment by any Foreign Subsidiary of any Guaranteed Obligations; or

                  (vii) any other act or omission to act or delay of any kind by any Foreign Subsidiary, the Administrative Agent, any Lender or any other person or any other circumstance whatsoever which might, but for the provisions of this section, constitute a legal or equitable discharge of the Borrower's obligations under this section.

         12.4. BORROWER OBLIGATIONS TO REMAIN IN EFFECT; RESTORATION. The Borrower's obligations under this section shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower under the Credit Documents shall have been paid in full. If at any time any payment of any of the Guaranteed Obligations of any Foreign Subsidiary in respect of any Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Foreign Subsidiary, the Borrower's obligations under this section with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         12.5. WAIVER OF ACCEPTANCE, ETC. The Borrower irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Foreign Subsidiary or any other person, or against any collateral or guaranty of any other person.

         12.6. SUBROGATION. Until the indefeasible payment in full of all of the Obligations and the termination of the Commitments of the Lenders hereunder, the Borrower shall have no rights, by operation of law or otherwise, upon making any payment under this section to be subrogated to the rights of the payee against any Foreign Subsidiary with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any Foreign Subsidiary in respect thereof.

         12.7. EFFECT OF STAY. In the event that acceleration of the time for payment of any amount payable by any Foreign Subsidiary under any Guaranteed Obligation is stayed upon insolvency, bankruptcy or reorganization of such Foreign Subsidiary, all such amounts otherwise subject to acceleration under the terms of any applicable agreement or instrument evidencing or relating to any Guaranteed Obligation shall nonetheless be payable by the Borrower under this section forthwith on demand by the Administrative Agent.

         SECTION 13.       MISCELLANEOUS.

         13.1. PAYMENT OF EXPENSES ETC. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, special counsel to the Administrative Agent), and of the Administrative Agent and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and for each of the Lenders); (ii) in the event of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of the Borrower or any of its Subsidiaries, pay all costs of collection and defense, including reasonable attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes; (iii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iv) indemnify each Lender, its officers, directors, employees, representatives and agents (collectively, the "INDEMNITEES") from and hold each of them harmless against any and all losses, liabilities, claims,


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damages or expenses reasonably incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (a) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, other than any such investigation, litigation or proceeding arising out of transactions solely between any of the Lenders or the Administrative Agent, transactions solely involving the assignment by a Lender of all or a portion of its Loans and Commitment, or the granting of participations therein, as provided in this Agreement, or arising solely out of any examination of a Lender by any regulatory authority having jurisdiction over it, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, if the Borrower or any such Subsidiary could have or is alleged to have any responsibility in respect thereof, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower or any of its Subsidiaries, in respect of any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the negligence or willful misconduct of the person to be indemnified or of any other Indemnitee who is such person or an Affiliate of such person). To the extent that the undertaking to indemnify, pay or hold harmless any person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

         13.2. RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to section 13.4(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

         13.3. NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, (a) if to the Borrower, at 220 Park Drive, Chardon, Ohio 44024, attention: Stuart D. Neidus, Executive Vice President & Chief Financial Officer (facsimile: (216) 286-2206); (b) if to any Lender at its address specified for such Lender on Annex I hereto; (c) if to the Administrative Agent, at its Notice Address; or
(d) at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

         13.4. BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, PROVIDED that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders. Each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to another financial institution or any other "accredited investor" (as defined in SEC Regulation D), PROVIDED that in the case of any such participation, (i) the participant shall not have any rights under this


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



Agreement or any of the other Credit Documents, including rights of consent, approval or waiver (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto), (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iv) such Lender shall remain the holder of any Note for all purposes of this Agreement and (v) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of sections 2.10, 2.11 and 5.4 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold, and, PROVIDED FURTHER, that no Lender shall transfer, grant or sell any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of the Loans in which such participant is participating (it being understood that any waiver of the making of, or the application of any amortization payment or other prepayment or the method of any application of any prepayment to the amortization of the Loans shall not constitute an extension of the final maturity date thereof), or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of any mandatory prepayment or a mandatory reduction in the Total Commitment, or a mandatory prepayment, shall not constitute a change in the terms of any Commitment) or (y) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

         (b) Notwithstanding the foregoing, assignments under section 2.4(c) shall be permitted, and (x) any Lender may assign all or a portion of its Loans and/or Commitments, which does not have to be PRO RATA among the Facilities, and its rights and obligations hereunder to another Lender that is not a Defaulting Lender, or to an Affiliate of any Lender (including itself) which is not a Defaulting Lender which is a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), and (y) any Lender may assign all, or if less than all, a portion equal to at least $10,000,000 in the aggregate for the assigning Lender or assigning Lenders, of its Revolving Loans and/or Commitments and its rights and obligations hereunder, which assignment does not have to be PRO RATA between the Facilities, to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment Agreement, PROVIDED that, (i) at the time of any such assignment Annex I shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders, (ii) upon surrender of the old Revolving Notes, new Revolving Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender, such new Revolving Notes to be in conformity with the requirements of section 2.5 (with appropriate modifications) to the extent needed to reflect the revised Commitments, (iii) in the case of clause (y) only, the consent of the Administrative Agent and each Letter of Credit Issuer shall be required in connection with any such assignment (which consent shall not be unreasonably withheld or delayed), and (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,000 and, PROVIDED FURTHER, that such transfer or assignment will not be effective until recorded by the applicable Agent on the Lender Register maintained by it as provided herein. To the extent of any assignment pursuant to this section 13.4(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this section 13.4(b) to a person which is not already a Lender hereunder and which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 5.4(b)(ii) Certificate) described in section 5.4(b). To the extent that an assignment of all or any portion of a Lender's Commitment and related outstanding Obligations pursuant to this section 13.4(b) would, at the time of such assignment, result in increased costs under section
2.10 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to any other increased costs of the type described above resulting from changes after the date of the respective assignment). Nothing in this section 13.4(b) shall prevent or prohibit any Lender from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

         (c) Notwithstanding the foregoing, each Lender may assign to one or more banks or other entities any Competitive Bid Note or Notes held by it. In addition, each Lender (other than the Designated Bidders) may designate one or more banks or other entities to have a right to make Competitive Bid Advances as a Lender pursuant to section 2.5; PROVIDED, HOWEVER, that (i) no such Lender shall be entitled to make more than three such designations, (ii) each such Lender making one or more of such designations shall retain the right to make Competitive Bid Loans as a Lender pursuant to section 2.5, (iii) each such designation shall be to a Designated Bidder and (iv) the parties to each such designation shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Lender Register, a Designation Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Designation Agreement, the designee thereunder shall be a party hereto with a right to make Competitive Bid Loans as a Lender pursuant to section 2.5 and the obligations related thereto.

         (d) By executing and delivering a Designation Agreement, the Lender making the designation thereunder and its designee thereunder confirm and agree with each other and the other parties hereto as follows: (i) such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower or any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such designee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in section 7.8(a) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Designation Agreement; (iv) such designee will, independently and without reliance upon the Administrative Agent, such designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such designee confirms that it is a Designated Bidder; (vi) such designee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such designee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (e) Upon its receipt of a Designation Agreement executed by a designating Lender and a designee representing that it is a Designated Bidder, the Administrative Agent shall, if such Designation Agreement has been completed and is substantially in the form of Exhibit F hereto, (i) accept such Designation Agreement, (ii) record the information contained therein in the Lender Register and (iii) give prompt notice thereof to the Borrower.

         (f) Notwithstanding any other provisions of this section 13.4, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

         (g) Each Lender initially party to this Agreement hereby represents, and each person that became a Lender pursuant to an assignment permitted by this section 13.4 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, PROVIDED that subject to the preceding sections 13.4(a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.


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




         13.5. NO WAIVER: REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         13.6. PAYMENTS PRO RATA. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived in writing its right to receive its PRO RATA share thereof) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received. As to any such payment received by the Administrative Agent prior to 1:00 P.M. (local time at its Payment Office) in funds which are immediately available on such day, the Administrative Agent will use all reasonable efforts to distribute such payment in immediately available funds on the same day to the Lenders as aforesaid.

         (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding sections 13.6(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Lenders which are not Defaulting Lenders, as opposed to Defaulting Lenders.

         13.7. CALCULATIONS: COMPUTATIONS. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); PROVIDED, that if at any time the computations determining compliance with sections 5.2(b) and 9 utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such computations shall set forth in reasonable detail a description of the differences and the effect upon such computations.

         (b) All computations of interest on Eurocurrency Loans hereunder and all computations of Facility Fees, Letter of Credit Fees and other Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days; and all computations of interest on Prime Rate Loans hereunder shall be made on the actual number of days elapsed over a year of 364 or 365 days, as the case may be.

         13.8. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO

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



ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the Court of Common Pleas of Cuyahoga County, Ohio, or of the United States for the Northern District of Ohio, and, by execution and delivery of this Agreement, each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Borrower hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address for notices pursuant to section 13.3, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

         (b) Each Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in section 13.8(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

         13.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

         13.10. EFFECTIVENESS. This Agreement shall become effective on the date (the "EFFECTIVE DATE") on which each Borrower and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it.

         13.11. HEADINGS DESCRIPTIVE. The headings of the several sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         13.12. AMENDMENT OR WAIVER. Neither this Agreement nor any terms hereof or thereof may be changed, waived, discharged or terminated UNLESS such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Lenders, PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) affected thereby, (i) extend any interim or final maturity date provided for herein (including any extension of any interim maturity date to be effected in accordance with section 4.4 hereof) applicable to a Loan or a Commitment (it being understood that any waiver of the making of, or application of any prepayment of or the method of application of any amortization payment or other prepayment to, the amortization of, the Loans shall not constitute an extension of such final maturity thereof), reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof, or increase the Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of any mandatory prepayment or a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment of any Lender), (ii) release the Borrower from any obligations as a guarantor of its Subsidiaries' obligations under any Credit Document or Guaranteed Obligation, (iii) release any Credit Party from the Subsidiary


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



Guaranty, except in connection with a transaction permitted by section 9.2((g), (iv) change the definition of the term "Change of Control" or any of the provisions of section 5.2(f) which are applicable upon a Change of Control, (v) amend, modify or waive any provision of this section 13.12, or section 11.7, 13.1, 13.4, 13.6 or 13.7(b), (vi) reduce the percentage specified in, or otherwise modify, the definition of Required Lenders, or (vii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. No provision of section 3 or 11 may be amended without the consent of (x) any Letter of Credit Issuer adversely affected thereby or (y) the Administrative Agent, respectively.

         13.13. SURVIVAL. All indemnities set forth herein including, without limitation, in section 2.10, 2.11, 3.5, 11.7 and 13.1, shall survive the execution and delivery of this Agreement and the making and repayment of Loans.

         13.14. DOMICILE OF LOANS. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, PROVIDED that the Borrower shall not be responsible for costs arising under section 2.10 resulting from any such transfer (other than a transfer pursuant to section 2.12) to the extent not otherwise applicable to such Lender prior to such transfer.

         13.15. CONFIDENTIALITY. Subject to section 13.4, the Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by any BONA FIDE transferee or participant in connection with the contemplated transfer of any Loans or Commitment or participation therein (PROVIDED that each such prospective transferee and/or participant shall execute an agreement for the benefit of the Borrower with such prospective transferor Lender containing provisions substantially identical to those contained in this section 13.15), to its auditors, attorneys or as required or requested by any governmental agency or representative thereof or pursuant to legal process, PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and PROVIDED FURTHER that in no event shall any Lender be obligated or required to return any materials furnished by or on behalf of the Borrower or any of its Subsidiaries. Each Borrower hereby agrees that the failure of a Lender to comply with the provisions of this section 13.15 shall not relieve the Borrower of any of the obligations to such Lender under this Agreement and the other Credit Documents.

         13.16. LENDER REGISTER. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this section 13.16, to retain a copy of each Assignment Agreement and each Designation Agreement delivered to and accepted by it and to maintain a register (the "LENDER REGISTER") on or in which it will record the names and addresses of the Lenders, and with respect to Lenders other than Designated Bidders the Commitments from time to time of each of such Lenders to the Borrower, the Loans made to the Borrower by each of such Lenders and each repayment or prepayment in respect of the principal amount of such Loans of each such Lender. Failure to make any such recordation, or (absent manifest error) any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Lender Register maintained by the applicable Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Revolving Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to section 13.4(b). The registration of designations to make Competitive Bid Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Designation Agreement pursuant to section 13.4(e). The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of


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



whatsoever nature which may be imposed on, asserted against or incurred by such Agent in performing its duties under this section 13.16. The Lender Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         13.17. LIMITATIONS ON LIABILITY OF THE LETTER OF CREDIT ISSUERS. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit. Neither any Letter of Credit Issuer nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by a Letter of Credit Issuer against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, EXCEPT that the Borrower (or a Subsidiary which is the account party in respect of the Letter of Credit in question) shall have a claim against a Letter of Credit Issuer, and a Letter of Credit Issuer shall be liable to the Borrower (or such Subsidiary), to the extent of any direct, but not consequential, damages suffered by the Borrower (or such Subsidiary) which the Borrower (or such Subsidiary) proves were caused by (i) such Letter of Credit Issuer's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (ii) such Letter of Credit Issuer's willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, a Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation.

         13.18. GENERAL LIMITATION OF LIABILITY. No claim may be made by the Borrower, any Lender, the Administrative Agent, any Letter of Credit Issuer or any other person against the Administrative Agent, any Letter of Credit Issuer, or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Credit Documents, or any act, omission or event occurring in connection therewith; and each Borrower, each Lender, each Agent and each Letter of Credit Issuer hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         13.19. NO DUTY. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Credit Documents shall have the right to act exclusively in the interest of the applicable Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, to any of its Subsidiaries, or to any other person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation.

         13.20. LENDERS AND AGENT NOT FIDUCIARY TO BORROWER, ETC. The relationship among the Borrower and its Subsidiaries, on the one hand, and the Administrative Agent, each Letter of Credit Issuer and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agent, each Letter of Credit Issuer and the Lenders have no fiduciary or other special relationship with the Borrower and its Subsidiaries, and no term or provision of any Credit Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

         13.21. JUDGMENT CURRENCY. (a) The Credit Parties' obligations hereunder and under the other Credit Documents to make payments in U.S. dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than U.S. dollars, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the applicable


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



Lender of the full amount of U.S. dollars expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Credit Documents. If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than U.S. dollars (such other currency being hereinafter referred to as the "JUDGMENT CURRENCY") an amount due in U.S. dollars, the conversion shall be made at the equivalent thereof in Dollars determined as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "JUDGMENT CURRENCY CONVERSION DATE").

         (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of U.S. dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

         (c) For purposes of determining the equivalent in Dollars for this section, such amount shall include any premium and costs payable in connection with the conversion into or from the Judgment Currency.

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




         13.22. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties herein shall survive the making of Loans and the issuance of Letters of Credit hereunder, the execution and delivery of this Agreement, the Notes and the other documents the forms of which are attached as Exhibits hereto, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by the Administrative Agent or any Lender or any other holder of any of the Notes or on its behalf. All statements contained in any certificate or other document delivered to the Administrative Agent or any Lender or any holder of any Notes by or on behalf of the Borrower or of its Subsidiaries pursuant hereto or otherwise specifically for use in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder, made as of the respective dates specified therein or, if no date is specified, as of the respective dates furnished to the Administrative Agent or any Lender.

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                     ESSEF CORPORATION

                                     BY: /s/ STUART NEIDUS
                                         ---------------------------------------
                                              VICE PRESIDENT

                                     NATIONAL CITY BANK, INDIVIDUALLY
                                        AND AS ADMINISTRATIVE AGENT

                                     BY: /s/ DONALD B. HAYES, JR.
                                         ---------------------------------------
                                              VICE PRESIDENT

                                     ABN AMRO BANK N. V.,
                                        INDIVIDUALLY AND AS
                                        SYNDICATION AGENT

                                     BY: /s/ KATHRYN C. TOTH
                                         ---------------------------------------
                                              TITLE: GVP

                                     AND: /s/ CHRISTOPHER HELNECI
                                         ---------------------------------------
                                              TITLE: ASST. VICE PRESIDENT


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